Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 24th day of August, 2018, by and between Hennessy Capital Acquisition Corp. III, a Delaware corporation (the “Issuer”), and Cyrus Capital Partners, L.P., a Delaware limited partnership (“Subscriber”).

WHEREAS, the Issuer has entered into that certain Purchase Agreement, dated as of June 25, 2018 (as may be amended or supplemented from time to time, the “Purchase Agreement”), by and between the Issuer and JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“NRC Seller”), pursuant to which NRC will sell to the Issuer, and the Issuer will acquire from NRC Seller, all of the issued and outstanding membership interests of NRC Group Holdings, LLC, a Delaware limited liability company (“NRC”), on the terms and subject to the conditions set forth therein (the “Acquisition,” and the consummation of the Acquisition in accordance with the Purchase Agreement, the “Acquisition Closing”);

WHEREAS, in connection with, and subject to completion of, the closing of the Acquisition, Subscriber desires to subscribe for, and purchase from, the Issuer shares of the Issuer’s 7.00 % Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share, having terms substantially consistent with those set forth in the form of certificate of designations attached as Exhibit A hereto (the “Certificate of Designations” and, such shares, the “Preferred Shares”), for a cash purchase price of $100.00 per Preferred Share, and the Issuer desires to issue and sell to Subscriber that number of Preferred Shares as set forth in Section 1 hereof in consideration of payment of the cash purchase price therefor by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below);

WHEREAS, in connection with, and subject to completion of, the Acquisition, Subscriber also desires to subscribe for, and purchase from, the Issuer, shares of the Issuer’s common stock, par value $0.0001 per share (the “Common Shares”), for a cash purchase price of $10.25 per Common Share, and the Issuer desires to issue and sell to Subscriber that number of Common Shares as set forth in Section 2(a) hereof in consideration of the payment of the fees by or on behalf of the Issuer to Subscriber as set forth in Section 2(b) hereof; and

WHEREAS, in connection with the Acquisition, certain other “qualified institutional buyers” (as such term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), have entered into subscription agreements with the Issuer for Preferred Shares and Common Shares, pursuant to which such investors have agreed to purchase on the Closing Date (as defined below) Preferred Shares and Common Shares for a cash purchase price of $100.00 per Preferred Share and $10.25 per Common Share (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Preferred Share Subscription. Subject to the terms and conditions hereof and the substantially concurrent Acquisition Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon payment of the aggregate cash purchase price of $53.0 million, 530,000 Preferred Shares (such subscription and issuance, the “Preferred Subscription”). Notwithstanding the foregoing, and for the avoidance of doubt, if the Purchase Agreement is terminated in accordance with its terms prior to the Acquisition Closing, then Subscriber’s obligations to proceed with the Preferred Subscription under this Section 1 shall immediately terminate and be extinguished.

2. Common Share Subscription; Fees.

(a) Subject to the terms and conditions hereof and the substantially concurrent Acquisition Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon payment of the cash purchase price of $10.25 per Common Share, 1,463,415 Common Shares (together with the total number of Preferred Shares being sold pursuant to Section 1 hereof, the “Acquired Shares” and, such subscription and issuance, the “Common Subscription” and, together with the Preferred Subscription, the “Subscription”). Notwithstanding the foregoing, and for the avoidance of doubt, if the Purchase Agreement is terminated in accordance with its terms prior to the Acquisition Closing, then Subscriber’s obligations to proceed with the Common Subscription under this Section 2 shall immediately terminate and be extinguished.

(b) The Issuer shall pay Subscriber a fee (the “Closing Fee”) of $750,000. The Closing Fee shall be payable at the Closing in cash.

3. Closing.

(a) The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent Acquisition Closing and shall occur immediately prior thereto. Not less than two (2) business days prior to the scheduled Acquisition Closing date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the date of Closing hereunder (the “Closing Date”). On the Closing Date, (i) the Issuer shall deliver to Subscriber the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and the Issuer shall deliver to Subscriber the Closing Fee payable pursuant to Section 2(b) and (ii) prior to the Acquisition Closing, Subscriber shall deliver to the Issuer the aggregate cash purchase price payable pursuant to Section 1 (in respect of the total number of Preferred Shares) and Section 2(a) (in respect of the total number of Common Shares) by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. The closing of the Preferred Shares shall be made via the electronic clearance and settlement services through The Depository Trust Company (“DTC”). In the event the Acquisition Closing does not occur within one (1) business day of the Closing, the Issuer shall promptly (but not later than two (2) business days thereafter) return to Subscriber the aggregate cash purchase price deposited with the Issuer, and any book-entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than two (2) business days thereafter) returned to the Issuer.

(b) The Closing shall be subject to the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Issuer and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date (except, in each case, to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date);

(iii) the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iv) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(v) the Purchase Agreement shall not have been amended in a manner materially adverse to the Preferred Shares or Common Shares; and

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(vi) all conditions precedent to the Acquisition Closing, including the approval of the Issuer’s stockholders, shall have been satisfied (other than those conditions that may only be satisfied at the Acquisition Closing), but subject to satisfaction of such conditions as of the Acquisition Closing.

(c) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

4. Issuer Representations and Warranties. For purposes of this Section 4, the term “Issuer” shall refer to the Issuer as of the date hereof and, for purposes of only representations contained in paragraphs (h), (i), (k), (n), (p),and (r) of this Section 4 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Acquisition. The Issuer represents and warrants that:

(a) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Registration Rights Agreement (as defined below) and the Purchase Agreement.

(b) The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and duly registered, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation and bylaws or under the laws of the State of Delaware.

(c) The maximum number of Common Shares issuable upon conversion of the Preferred Shares pursuant to Subscriber’s Preferred Subscription have been duly authorized and reserved and, when such Common Shares are issued upon conversion of such Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation and bylaws or under the laws of the State of Delaware.

(d) This Subscription Agreement and the Purchase Agreement have been duly authorized, executed and delivered by the Issuer, and each constitutes a legal valid and binding obligation of the Issuer , enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e) The Registration Rights Agreement will constitute upon execution and delivery by the Issuer a legal valid and binding obligation of the Issuer enforceable against it in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(f) The execution, delivery and performance of this Subscription Agreement, the Registration Rights Agreement and the Purchase Agreement (including compliance by the Issuer with all of the provisions hereof and thereof), the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein and in the Registration Rights Agreement and the Purchase Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) on the Issuer and NRC or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement, the Registration Rights Agreement or the Purchase Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement, the Registration Rights Agreement or the Purchase Agreement.

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(g) There are no securities or instruments issued by or to which the Issuer is a party as of the date hereof containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Preferred Shares and Common Shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Closing Date.

(h) The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement).

(i) The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), the Registration Rights Agreement or the Purchase Agreement, other than (i) filings with the SEC, including the Proxy Statement, the Registration Statement (as defined below) and any Current Reports on Form 8-K relating to the Acquisition, (ii) filings required by applicable state securities laws, (iii)  those required by the New York Stock Exchange with respect to the NYSE American (f/k/a NYSE MKT) market (the “NYSE”), including with respect to obtaining Issuer stockholder approval, (iv) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and (v) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(j) The authorized capital stock of the Issuer consists of (i) 1,000,000 undesignated Preferred Shares and (ii) 200,000,000 Common Shares. As of the date hereof: (i) no Preferred Shares are issued and outstanding, (ii) 32,081,250 Common Shares are issued and outstanding and (iii) 19,248,750 redeemable public purchase warrants and 9,600,000 private placement warrants are outstanding. As of the Closing Date, and subject to approval by the Issuer’s stockholders, the authorized capital stock of the Issuer will consist of (i) 5,000,000 Preferred Shares, at least 1,300,000 of which will be designated as 7.00% Series A Convertible Cumulative Preferred Stock, and (ii) 200,000,000 Common Shares. As of the Closing Date, and subject to approval by the Issuer’s stockholders, there shall be no more than 1,050,000 Preferred Shares issued and outstanding and (ii) 19,248,750 redeemable public purchase warrants and no private placement warrants outstanding.

(k) The Issuer has not received any written communication since June 30, 2018 from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect (as defined in the Purchase Agreement).

(l) The Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are listed for trading on the NYSE American under the symbol “HCAC.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the Securities and Exchange Commission (the “SEC”) with respect to any intention by such entity to deregister the Common Shares or prohibit or terminate the listing of the Common Shares on the NYSE American. The Issuer has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

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(m) The NYSE American will have approved the issuance of the Preferred Shares prior to the Closing Date.

(n) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber.

(o) Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(p) As of the date hereof, the Issuer has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Issuer other than (w) the Purchase Agreement, (x) that certain Backstop and Subscription Agreement, dated as of June 25, 2018, by and between the Issuer and Nomura Securities International, Inc., a corporation formed under the laws of the State of New York (“Nomura”), (y) that certain Subscription Agreement, dated as of June 25, 2018, with J.F. Lehman & Company, LLC and (z) the Other Subscription Agreements.

(q) The Issuer has made available to Subscriber (including via the SEC’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the SEC since its initial registration of the Common Shares (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the SEC Staff with respect to any of the SEC Documents.

(r) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement), there is no (i)  action, lawsuit, claim, suit, arbitration, hearing, examination or judicial or legal proceeding or investigation, whether civil, criminal or administrative, at law or in equity, or by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(s) Except for placement agent fees payable to Credit Suisse Securities (USA) LLC (“Credit Suisse”), Stifel, Nicolaus & Company, Incorporated (“Stifel,”) and Nomura (together with Credit Suisse and Stifel, in their respective capacities as placement agents with respect to the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement and the Other Subscription Agreements, the “Placement Agents”) at the Closing, the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer.

(t) The Proxy Statement, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(u) As of the date hereof, all representations and warranties of NRC and NRC Seller that are contained in the Purchase Agreement are true and correct in all material respects, to the knowledge of the Issuer after due inquiry.

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5. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) Subscriber is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber and any of its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A)) (a “QIB”) satisfying the applicable requirements set forth on Schedule A hereto, (ii) is an “Institutional Account” as defined by FINRA Rule 4512(c), (iii) is acquiring the Acquired Shares (including the Underlying Common Shares (as defined in Section 7(a) below)) only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv)  shall provide the requested information on Schedule A hereto following the signature page hereto.

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, (iv) pursuant to Rule 144A promulgated under the Securities Act or (v) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares. To the extent Subscriber resells the Acquired Shares pursuant to Rule 144A under the Securities Act, Subscriber understands and agrees that (1) it will only offer and sell the Acquired Shares to persons reasonably believed to be QIBs and (2) it will not offer or sell the Acquired Shares by any manner involving a public offering in the United States within the meaning of Section 4(a)(2) of the Securities Act.

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(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly included in this Subscription Agreement.

(g) Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law. Subscriber represents that it is not an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code.

(h) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, NRC and the Acquisition. Subscriber has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Acquired Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(i) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer (or Credit Suisse, Stifel or Nomura on behalf of the Issuer), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

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(l) Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, the “OFAC Lists”); (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(m) Subscriber has, and at the Closing will have, sufficient funds to pay the aggregate cash purchase price payable pursuant to Section 3(a).

(n) As of the date hereof, Subscriber does not own, directly or indirectly, any Common Shares.

(o) Subscriber (i) acknowledges that Stifel is engaged by both the Issuer and an affiliate of NRC Seller in connection with the Acquisition, (x) serving as an underwriter in the Issuer’s June 2017 initial public offering and providing related capital markets, investment banking and financial advisory services to the Issuer, including acting as co-placement agent with respect to the issuance and sale of Acquired Shares pursuant to this Subscription Agreement, for which Stifel will receive customary compensation (including placement agent fees and a deferred IPO underwriting discount) payable at the Acquisition Closing, and (y) serving as financial advisor to J.F. Lehman & Company (“JFL”), an affiliate of NRC Seller, in connection with the Acquisition, for which Stifel will be entitled to receive customary compensation; and (ii) waives any conflict of interest with respect to Stifel serving in these roles on behalf of both the Issuer and JFL, an affiliate of NRC Seller.

(p) Subscriber acknowledges that it is a U.S. citizen (within the meaning of the Jones Act). “Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501 and 46 U.S.C. Chapters 121 and 551 and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration enforcing, administering and interpreting such laws, statutes, rules and regulations, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551 and any successor statutes thereto, as amended or supplemented from time to time.

(q) Subscriber has read the form of Issuer’s second amended and restated certificate of incorporation attached as Exhibit B hereto to become effective as of the Acquisition Closing, the form of Issuer’s amended and restated bylaws attached as Exhibit C hereto to become effective as of the Acquisition Closing and the form of Certificate of Designations attached as Exhibit A hereto and acknowledges that there are beneficial ownership limitations and certain other transfer restrictions set forth therein that would apply to the Preferred Shares or the conversion of the Preferred Shares into Common Shares. In particular, Subscriber acknowledges and understands that, under Section 12 of the Certificate of Designations entitled “Beneficial Ownership Limitation; Permitted Percentage Limitation; Certain Other Transfer Restrictions,” Subscriber shall not have the right to convert any portion of the Preferred Shares, to the extent that, and after giving effect to such conversion (i) it would beneficially own in excess of 9.99% of the Issuer’s outstanding Common Shares or (ii) the number of shares beneficially owned by non-U.S. citizens (as defined in the Issuer’s second amended and restated certificate of incorporation) would exceed 24% of the Issuer’s outstanding Common Shares. Subscriber has delivered to the Issuer, and Subscriber shall cause each of its affiliates and funds and/or accounts that are managed, advised or sub-advised by Subscriber who will receive Acquired Shares at the Closing (if any) to deliver to the Issuer the Affidavit of United States Citizenship attached as Exhibit D hereto.

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6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that will permit the sale of the Acquired Shares without registration with the SEC, the Issuer agrees to:

(a) file with the SEC in a timely manner all reports and other documents required to be filed by the Issuer under the Exchange Act; and

(b) so long as Subscriber owns any Acquired Shares, upon request by Subscriber, if the Issuer is not filing reports and other documents under the Exchange Act, the Issuer will make available other information as required by Rule 144A (including the provision of information to Subscriber and prospective purchasers designated by Subscriber pursuant to Rule 144A(d)(4)) for so long as necessary to permit sales of the Acquired Shares pursuant to Rule 144A, and commencing at such time as sales are permitted under Rule 144, and in any event shall make available (either by mailing a copy thereof, by posting on the Issuer’s website, or by press release) to Subscriber a copy of:

(i) the Issuer’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the United States, no later than 90 days after the end of each fiscal year of the Issuer; and

(ii) the Issuer’s quarterly consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner substantially consistent with the preparation of the Issuer’s annual consolidated financial statements, no later than 45 days after the end of each fiscal quarter of the Issuer.

7. Registration Rights.

(a) At the Closing, the Issuer and Subscriber shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Issuer will agree to (i) as soon as reasonably practicable following the Closing, but in no event later than sixty (60) days after the Closing Date, file a shelf registration statement to register the resale of the Acquired Shares (including the Common Shares into which the Preferred Shares may be converted (the “Underlying Common Shares”)) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, (ii) use its reasonable best efforts to cause such registration statement (the “Registration Statement”) to become effective as promptly thereafter as practicable, but in any event not later than one hundred eighty (180) days after the Closing Date if the Issuer receives comments to the Registration Statement from the staff of the SEC (“SEC Comments”) or ninety (90) days after the Closing Date if the Issuer does not receive SEC Comments and (iii) provide Subscriber and certain other investors in the Issuer’s equity securities with customary piggyback registration rights. The Registration Rights Agreement shall include such additional terms and conditions as are customary and reasonably satisfactory to the Issuer and Subscriber.

(b) None of the Acquired Shares (including the Underlying Common Shares) may be directly or indirectly transferred, disposed of or otherwise monetized in any manner whatsoever, except pursuant to a registration statement or in a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws.

8. Termination.

Except for the provisions of Sections 8 through 10, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) the Termination Date (as defined in the Purchase Agreement); provided, that nothing herein shall relieve any party from liability for any willful breach hereof prior to the time of termination, and each party shall be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Purchase Agreement promptly after the termination thereof.

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9. Waiver of Claims Against Trust. Reference is made to the final prospectus of the Issuer, filed with the SEC (File No. 333-218341) (the “Prospectus”), and dated as of June 22, 2017. Subscriber hereby represents and warrants that it understands that the Issuer has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Issuer’s public stockholders (including overallotment shares acquired by the Issuer’s underwriters, the “Public Stockholders”), and has read the provisions of the Prospectus relating thereto, and that, except as otherwise described in the Prospectus, the Issuer may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Common Shares in connection with the consummation of the Issuer’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of the deadline to consummate a Business Combination, (b) to the Public Stockholders if the Issuer fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any taxes or (d) to the Issuer after or concurrently with the consummation of a Business Combination. For and in consideration of the Issuer’s entering into discussions with Subscriber regarding the Acquired Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against, the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to any proposed or actual business relationship between Subscriber and the Issuer, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Subscriber or its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Issuer (including this Subscription Agreement) or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Issuer or its affiliates). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Issuer and its affiliates to induce the Issuer to enter into this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Issuer or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Issuer or its representatives, Subscriber hereby acknowledges and agrees that Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Issuer or its representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Issuer and its representatives, as applicable, shall be entitled to recover from Subscriber and its affiliates the associated legal fees and costs in connection with any such action, in the event the Issuer or its representatives, as applicable, prevails in such action or proceeding. This Section 9 will survive any termination or expiration of this Subscription Agreement and will continue with respect to claims against funds contained in the Trust Account (other than those set aside or otherwise attributable to distributions made to Public Stockholders) until such time as immediately after a Business Combination has been consummated; provided that with respect to claims involving distributions made to Public Stockholders and for transaction expenses paid (including deferred IPO underwriting discount and expenses payable to the Issuer’s underwriters in connection with the IPO), this Section 9 will survive indefinitely.

10. Miscellaneous.

(a) Each of the Issuer and Subscriber acknowledges that it and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by the other party and contained in this Subscription Agreement. Prior to the Closing, each party agrees to promptly notify the other party if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

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(b) Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Each of the Issuer and Subscriber acknowledges and agrees that the Placement Agents shall be entitled to rely on their respective representations and warranties contained in Section 4 and Section 5, respectively, of this Subscription Agreement as if such representations and warranties were being made to the Placement Agents. Subscriber acknowledges that it is not relying on the Placement Agents or their respective affiliates with respect to (i) the legal, tax, economic and related considerations of an investment in the Acquired Shares, (ii) the accuracy or completeness of any documents or materials provided by the Issuer to Subscriber, or (iii) Subscriber’s decision to subscribe for and purchase the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has made its own determination that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer.

(d) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned except to an affiliate of Subscriber or to any fund and/or accounts that are managed, advised, or sub-advised by Subscriber (provided that Subscriber has provided written notice to the Issuer of such assignment and such affiliate, account or fund has agreed in writing to be bound by the terms and provisions of this Subscription Agreement). Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned.

(e) All the covenants, agreements, representations and warranties made by each party hereto in this Subscription Agreement that, by their terms, explicitly continue past the date hereof shall survive the Closing until the expiration of the applicable statute of limitations.

(f) The Issuer may request from Subscriber such additional information as the Issuer, following the reasonable advice of its counsel and advisors, may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(g) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. The parties hereto acknowledge and agree that Nomura is a third party beneficiary with respect to Section 4(d) and Section 5 of this Subscription Agreement.

(h) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(i) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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(l) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(m) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the page following the signature page hereto;

with a copy to:

Nomura Securities International, Inc.

309 West 49th Street

New York, New York 10019
Attention: Mark Connelly, Head of Equity Capital Markets
Email: mark.connelly@nomura.com

and

Mayer Brown LLP
1221 Avenue of the Americas

New York, New York 10020

Attention: Anna T. Pinedo, Esq.
Email: apinedo@mayerbrown.com

and

Akin Gump Strauss Hauer & Feld

One Bryant Park

New York, New York 10036
Attention: Allison Miller, Esq. and Randall B. Dorf, Esq.
Email: amiller@akingump.com and rdorf@akingump.com

(ii)	if to the Issuer (prior to the Acquisition Closing), to:

Hennessy Capital Acquisition Corp. III
3485 N. Pines Way, Suite 110
Wilson, Wyoming 83104
Attention: Daniel J. Hennessy, Chairman and Chief Executive Officer
Email: dhennessy@hennessycapllc.com

with a copy to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Jeffrey N. Smith, Esq. and Michael P. Heinz, Esq.
Email: jnsmith@sidley.com and mheinz@sidley.com

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(iii)	if to the Issuer (following the Acquisition Closing), to:

NRC Group Holdings Corp.

3500 Sunrise Highway, Suite 200, Building 200
Great River, New York 11739

Attention: Christian Swinbank, Chief Executive Officer
Email: cswinbank@sprintenergy.com

with a copy to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201
Attention: Alain Dermarkar, Esq.
Email: adermarkar@jonesday.com

(n) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK STATE COURTS AND THE U.S. FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, BOROUGH OF MANHATTAN IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR U.S. FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

(o) Subscriber hereby acknowledges that the Issuer and its counsel represent the interests of the Issuer and not those of Subscriber in any agreement (including this Subscription Agreement) to which the Issuer is a party.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ISSUER:

HENNESSY CAPITAL ACQUISITION CORP. III

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chairman and CEO

Date: August 24, 2018

SUBSCRIBER:

CYRUS CAPITAL PARTNERS, L.P.

By:	/s/ Jennifer M. Pulick
Name:	Jennifer M. Pulick
Title:	Authorized Signatory

Date: August 20, 2018

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Acquired Shares are maintained):

___XXXXXX________________________________

Participant Number:

___XXXXXX________________________________

Name of Account at DTC Participant being credited with the Acquired Shares:

___XXXXXX________________________________

Account Number at DTC Participant being credited with the Acquired Shares:

___XXXXXX________________________________

Signature Page to

Subscription Agreement

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Name of Subscriber: Cyrus Capital Partners, L.P.
(Please print. Please indicate name and capacity of person signing above)

Cyrus Capital Partners, L.P.
Name in which securities are to be registered (if different):

Email Address: XXXXXX

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: XXXXXX

Business Address-Street:

65 East 55th Street, 35th Floor

New York, New York 10022
City, State, Zip:

Attn:

Telephone No.: XXXXXX

Facsimile No.: XXXXXX

You must pay the aggregate purchase price payable pursuant to Section 3(a) by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

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SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☒ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** AND ***

B.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☒	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Exhibit A

Form of Certificate of Designations

[See attached.]

Exhibit A- 1

FORM OF

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

7.00% SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK

OF

NRC GROUP HOLDINGS CORP.

(formerly known as Hennessy Capital Acquisition Corp. III)

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

NRC GROUP HOLDINGS CORP. (formerly known as Hennessy Capital Acquisition Corp. III), a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of the Corporation has adopted the following resolution on [•], 2018, creating a series of preferred stock, par value $0.0001 per share, of the Corporation designated as 7.00% Series A Convertible Cumulative Preferred Stock, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.0001 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof are as follows:

1) Designation and Amount; Ranking.

(a) There shall be created from the 5,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as “7.00% Series A Convertible Cumulative Preferred Stock”, par value $0.0001 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be [_____].1 Shares of Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

(b) The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

2) Definitions. As used herein, the following terms shall have the following meanings:

(a) “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends, whether or not declared, on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the Issue Date. For the avoidance of doubt, dividends that have been paid in Preferred Stock or Common Stock shall not be included in Accumulated Dividends.

1 Note to Draft: Amount to be total Preferred Shares issued in the Preferred Offering.

Exhibit A- 2

(b) “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act.

(c) “Agent Members” shall have the meaning specified in Section 16(a).

(d) “Approved Stock Plan” shall mean any employee benefit plan which has been approved by the Board and the Corporation’s stockholders, pursuant to which the Corporation’s securities may be issued to any employee, officer, consultant or director for services provided to the Corporation or its Subsidiaries.

(e) “Base Conversion Price” shall mean an amount equal to $12.50.

(f) “Beneficial Ownership Limitation” shall mean, with respect to any Holder, 9.99% of the number of shares of Common Stock outstanding after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by such Holder.

(g) “Bloomberg” shall mean Bloomberg Financial Markets.

(h) “Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action, except that for purposes of the definition of “Fundamental Change,” the Board shall refer to the full Board of Directors of the Corporation.

(i) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(j) “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(k) “Certificated Notice of Conversion” shall have the meaning specified in Section 8(b)(ii)(A).

(l) “close of business” shall mean 5:00 p.m. (New York City time).

(m) “Closing Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) of the Common Stock on such date as reported on the NYSE American or, if the Common Stock is not listed on the NYSE American, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed, quoted or admitted for trading. In the absence of such a quotation, the Closing Sale Price shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

(n) “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation, subject to Section 8(j).

(o) “Conversion Agent” shall have the meaning set forth in Section 15(a).

(p) “Conversion Cap” shall have the meaning set forth in Section 8(a).

(q) “Conversion Date” shall have the meaning specified in Section 8(b).

(r) “Conversion Instruction” shall have the meaning specified in Section 8(b)(i).

Exhibit A- 3

(s) “Conversion Price” shall mean, at any time, the Liquidation Preference divided by the Conversion Rate in effect at such time.

(t) “Conversion Rate” shall have the meaning specified in Section 8(a).

(u) “Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, including the Corporation’s warrants.

(v) “Depositary” shall have the meaning specified in Section 16(a).

(w) “Distributed Property” shall have the meaning specified in Section 8(e)(iii).

(x) “Dividend Payment Date” shall mean [•], [•], [•] and [•] of each year, commencing on the first such date after the date of the first issuance of the Preferred Stock.

(y) “Dividend Rate” shall mean the rate per annum of 7.00% per share of Preferred Stock on the Liquidation Preference.

(z) “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the [•], [•], [•] or [•], as the case may be, immediately preceding such Dividend Payment Date.

(aa) “Dividends” shall have the meaning specified in Section 3(a).

(bb) “DTC” means The Depository Trust Corporation.

(cc) “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 8(e), Effective Date shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(dd) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ee) “Excluded Securities” shall mean any Common Stock issued or issuable (i) in connection with any Approved Stock Plan; (ii) upon conversion or redemption of the Preferred Stock; (iii) upon exercise of any Options or Convertible Securities which are outstanding on the Issue Date; or (iv) shares issuable pursuant to the terms of Section 5.18 of that certain Purchase Agreement dated as of June 25, 2018, by and between JFL-NRC-SES Partners, LLC and Hennessy Capital Acquisition Corp. III; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed in any material respect on or after the Issue Date.

(ff) “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(gg) “Final Mandatory Conversion Period” shall have the meaning specified in Section 9(c).

(hh) “First Mandatory Conversion Period” shall have the meaning specified in Section 9(a).

(ii) “First Mandatory Conversion Premium” shall have the meaning specified in Section 9(a).

Exhibit A- 4

(jj) “Fundamental Change” shall be deemed to have occurred at any time after the Preferred Stock is originally issued if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than any of the Corporation or any of its Affiliates or Subsidiaries, and the employee benefit plans of the Corporation and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Board;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation with any Person (other than any of the Corporation’s Subsidiaries) pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, including pursuant to a merger transaction, to any Person (other than one of the Corporation’s Subsidiaries); provided, however, that any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation, and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, shall not be a Fundamental Change;

(iii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation;

(iv) the Common Stock (or other Reference Property) ceases to be listed or quoted on any of the New York Stock Exchange, the NYSE American or The Nasdaq Stock Market (or any of their respective successors); or

(v) the number of shares of the Common Stock (or other Reference Property) held by beneficial holders and holders of record who are not, either directly or indirectly, an executive officer or director of the Corporation, or the beneficial holder of more than 10% of the total shares of the Common Stock (or other Reference Property) outstanding, is less than 50% of the number of shares of the Common Stock (or other Reference Property) that would be outstanding if all issued shares of the Preferred Stock were converted into shares of the Common Stock (or other Reference Property) in accordance with Section 8(a) (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation);

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Corporation, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock and as a result of such transaction or transactions the Preferred Stock becomes convertible into such consideration pursuant to the terms hereof.

(kk) “Fundamental Change Additional Shares” shall mean, in respect of a Fundamental Change, such number of shares as is set forth under the Acquisition Price Per Share applicable to such Fundamental Change, and beside the date indicating the last day of the 12-month period in which the Effective Date of such Fundamental Change occurred, on Annex A hereto.

(ll) “Fundamental Change Notice” shall have the meaning specified in Section 5(a).

(mm) “Global Preferred Share” shall have the meaning specified in Section 16(a).

(nn) “Global Shares Legend” shall have the meaning specified in Section 16(a).

(oo) “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

Exhibit A- 5

(pp) “Holder Stock Price” shall have the meaning specified in Section 5(b).

(qq) “Issue Date” shall mean [•], 2018, the original date of issuance of the Preferred Stock.

(rr) “Junior Stock” shall mean Common Stock and any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank junior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

(ss) “Liquidation Preference” shall mean $100.00 per share of Preferred Stock.

(tt) “Mandatory Conversion Date” shall have the meaning specified in Section 9(d).

(uu) “Material Change” shall mean any change (i) expediting the commencement of the First Mandatory Conversion Period, the Second Mandatory Conversion Period or the Final Mandatory Conversion Period, (ii) reducing the First Mandatory Conversion Premium, the Second Mandatory Conversion Premium, the Dividend Rate or the Liquidation Preference, (iii) increasing the Base Conversion Price or (iv) any change that impairs the Seven-Year Holder Conversion Right.

(vv) “Notice of Conversion” shall mean, as applicable, a Conversion Instruction or a Certificated Notice of Conversion.

(ww) “NYSE American” shall mean the NYSE American (f/k/a NYSE MKT) market (or its successor).

(xx) “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(yy) “open of business” shall mean 9:00 a.m. (New York City time).

(zz) “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(aaa) “Outstanding” shall mean, when used with respect to Preferred Stock, as of any date of determination, all Preferred Stock theretofore authenticated and delivered under this Certificate of Designations, except shares of Preferred Stock as to which any property deliverable upon conversion thereof has been delivered and required to be cancelled pursuant to Sections 5, 8 or 9.

(bbb) “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights, and/or rights upon the liquidation, winding-up or dissolution of the Corporation and/or voting rights.

(ccc) “Paying Agent” shall have the meaning set forth in Section 15(a).

(ddd) “Permitted Percentage Limitation” shall mean, with respect to the Common Stock (or any other class or series of the Corporation’s capital stock), after giving effect to the issuance of shares of Common Stock (or any other class or series of the Corporation’s capital stock) issuable upon conversion of Preferred Stock held by any Holder, 24% of the number of shares of Common Stock (or any other class or series of the Corporation’s capital stock) issued and outstanding being beneficially owned by Non-U.S. Citizens (as defined in the Certificate of Incorporation) in the aggregate.

(eee) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

Exhibit A- 6

(fff) “Preferred Director” shall have the meaning specified in Section 7(c).

(ggg) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock or the Preferred Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock or the Preferred Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock or the Preferred Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(hhh) “Reference Property” shall have the meaning specified in Section 8(j).

(iii) “Registrar” shall have the meaning set forth in Section 13.

(jjj) “Reorganization Event” shall have the meaning specified in Section 8(j).

(kkk) “Required Holders” means any Holder that acquired the Preferred Stock on the Issue Date (solely for the purposes of this definition, treating any Holder and its Affiliates (or any other funds or accounts managed by the same investment manager) that are Holders as a singular Holder) that, as of any time, continues to own at least 14.99% of the shares of Preferred Stock originally issued.

(lll) “Resale Restriction Termination Date” shall have the meaning specified in Section 14(a).

(mmm) “Restricted Securities” shall have the meaning specified in Section 14(a).

(nnn) “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

(ooo) “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(ppp) “Second Mandatory Conversion Period” shall have the meaning specified in Section 9(b).

(qqq) “Second Mandatory Conversion Premium” shall have the meaning specified in Section 9(b).

(rrr) “Securities Act” shall mean the Securities Act of 1933, as amended.

(sss) “Senior Stock” shall mean any class of the Corporation’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation.

(ttt) “Seven-Year Holder Conversion Right” shall have the meaning specified in Section 8(a).

(uuu) “Shareholder Approval” shall mean all approvals, if any, of the shareholders of the Corporation necessary for purposes of Section 713(a) of the NYSE American Company Guide or the terms hereof, including without limitation, to approve (i) the conversion of the Preferred Stock into shares of Common Stock, (ii) the voting rights of the Preferred Stock, and (iii) the payment of additional Preferred Stock or Common Stock as Dividends.

(vvv) “Spin-Off” shall have the meaning specified in Section 8(e)(iii).

(www) “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

Exhibit A- 7

(xxx) “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the NYSE American or, if the Common Stock is not listed on the NYSE American, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, Trading Day means a Business Day.

(yyy) “Transfer Agent” shall have the meaning set forth in Section 13.

(zzz) “Weighted Average Price” shall mean for any security as of any Trading Day, the per share volume-weighted average price for such security as displayed under the heading “Bloomberg VWAP” on Bloomberg page Ticker <HCAC> VWAP (or its equivalent successor if such page is not available) in respect of the period from 9:30:01 a.m. to 4:00:00 p.m., New York City time, on such Trading Day or, if no weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and a majority of the Holders. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

3) Dividends.

(a) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cumulative dividends at the Dividend Rate (“Dividends”). Dividends on the Preferred Stock shall be paid quarterly in arrears at the Dividend Rate in cash or, at the election of the Corporation, subject to receipt of any necessary Shareholder Approval (to the extent necessary), in Common Stock as provided pursuant to Section 4 that is registered pursuant to a registration statement that has become or been declared effective under the Securities Act. For the avoidance of doubt, unless prohibited by applicable law, (i) the Board shall not fail to declare such Dividends on Preferred Stock and (ii) notwithstanding anything contained herein to the contrary, dividends on the Preferred Stock shall accrue for all fiscal periods during which the Preferred Stock is outstanding, regardless of whether the Corporation has earnings in any such period, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Dividends shall be payable in arrears on each Dividend Payment Date to the holders of record of Preferred Stock as they appear on the Corporation’s stock register at the close of business on the relevant Dividend Record Date. Dividends payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during such period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all Outstanding shares of Preferred Stock.

(c) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on behalf of the Corporation (except by (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock) and (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), unless all Accumulated Dividends (as of the date of such declaration, payment, redemption, purchase or acquisition) shall have been or contemporaneously are declared and paid in cash. Further, no dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Junior Stock (except payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority) unless the payment of the dividend in respect of the Preferred Stock for the most recent dividend period ending on or prior to the date of such declaration or payment has been declared and paid in cash or declared and a sum of cash sufficient for the payment thereof has been set aside for such payment. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other at the time of declaration.

Exhibit A- 8

(d) Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends (it being understood that this Section 3(d) shall not limit the Corporation’s obligations pursuant to Section 3(a).

(e) If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

(f) The holders of shares of Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Sections 8 or 9 following such Dividend Record Date or the Corporation’s default in payment of the dividend due on such Dividend Payment Date. In the case of conversion of shares of Preferred Stock pursuant to Section 5 following the close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the holders of such shares shall not be entitled to receive the corresponding dividend payment following conversion (it being understood that the value thereof is included in the conversion terms set forth in Section 5).

(g) Notwithstanding anything herein to the contrary:

(i) to the extent that any Holder’s right to participate in any Dividend would result in the Holder exceeding the Beneficial Ownership Limitation, then the Corporation shall, at the Corporation’s option, waive the Beneficial Ownership Limitation or pay such Dividend in cash; and

(ii) to the extent that any Holder’s right to participate in any Dividend would result in the Holder exceeding the Permitted Percentage Limitation, then the Corporation shall pay such Dividend in cash.

(h) Except as provided in Section 8 the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

4) Method of Payment of Dividends.

(a) Subject to the restrictions set forth herein, the Corporation may elect to pay any dividend on the Preferred Stock: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and Common Stock; provided that any shares of Common Stock issued or delivered to a Holder as part of a dividend on the Preferred Stock in accordance with Section 3 and this Section 4 shall be the subject of a registration statement that has become or been declared effective under the Securities Act.

(b) If the Corporation elects to make a dividend payment, or any portion thereof, in shares of Common Stock, the number of shares deliverable shall be (i) the cash amount of such dividend payment that would apply if no payment were to be made in Common Stock, or such portion, divided by (ii) the product of (x) the Weighted Average Price of the Common Stock for each of the 10 consecutive Trading Days ending on the second Trading Day immediately preceding such Dividend Payment Date (as equitably adjusted by the Board to the extent necessary for any stock splits, combinations or like transactions); multiplied by (y) 0.95; provided, that at least 2 Trading Days prior to the beginning of the averaging period described in (ii)(x) above, the Corporation shall provide written notice of such election to the Holder.

(c) The Corporation shall make each dividend payment on the Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of the Common Stock (or any combination thereof) as set forth above. The Corporation shall give Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock no later than 12 Trading Days prior to the Dividend Payment Date for such dividend.

5) Conversion Upon a Fundamental Change.

(a) The Corporation must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders of the Preferred Stock no later than 10 Business Days prior to the anticipated Effective Date (determined in good faith by the Board) of the Fundamental Change or, if not practicable because the Corporation is unaware of the Fundamental Change, as soon as reasonably practicable but in any event no later than one (1) Business Day after the Corporation becomes aware of such Fundamental Change.

(b) Within 15 days following the Effective Date of such Fundamental Change, each Outstanding share of the Preferred Stock shall (subject to the applicable limitations set forth in Section 12), at the election of the Holder thereof pursuant to the delivery of a Notice of Conversion, be converted into a number of shares of Common Stock equal to (i) the greater of (A) the sum of the Conversion Rate on the Effective Date of such Fundamental Change plus the Fundamental Change Additional Shares and (B) the quotient of (x) the Liquidation Preference, divided by (y) the greater of (1) the applicable Holder Stock Price and (2) 10% of the Closing Sale Price of the Common Stock on the Issue Date (it being understood that for purposes of this Section 5(b) the Closing Sale Price shall be adjusted proportionally in the event of any stock split, stock dividend, issuance of rights, options or warrants or other event that would result in an adjustment to the Conversion Rate pursuant to Section 8(e)), plus (ii) the number of shares of the Common Stock that would be issued if any and all accumulated and unpaid dividends were paid in shares of the Common Stock in accordance with the terms hereof. Notwithstanding anything contained herein to the contrary, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to this Section 5 in the aggregate into more than the Conversion Cap. As used herein, “Holder Stock Price” means (i) in the case of a Fundamental Change in which the Holders of Common Stock will receive only cash consideration, the price to be paid (or deemed paid) per share of Common Stock in such Fundamental Change transaction and (ii) in all other cases, the average Closing Sale Price of the Common Stock on the 10 consecutive Trading Days immediately preceding the Effective Date of the Fundamental Change.

Exhibit A- 9

(c) The Fundamental Change Notice shall be given by first-class mail to each record holder of shares of Preferred Stock, at such Holder’s address as the same appears on the books of the Corporation. Each such notice shall state (i) the anticipated Effective Date and (ii) that dividends on the Preferred Stock to be converted will cease to accrue on the date immediately preceding the Effective Date of the Fundamental Change.

(d) Whenever any provision of this Certificate of Designations requires the Corporation to calculate the Weighted Average Price or Closing Sale Price for purposes of a Fundamental Change over a span of multiple days, the Board shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Weighted Average Prices or Closing Sale Prices are to be calculated.

6) Voting.

(a) The shares of Preferred Stock shall have no voting rights except as set forth in this Section 6 or otherwise required by Delaware law.

(b) So long as any shares of Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time, voting together as a single class, (i) create, or authorize the creation of, any additional class or series of Capital Stock of the Corporation (or any security convertible into or exercisable for any class or series of capital stock of the Corporation), (ii) issue or sell, or obligate itself to issue or sell, any securities of the Corporation or any Subsidiary (or any security convertible into or exercisable for any class or series of Capital Stock of the Corporation or any Subsidiary), in each case, that constitutes Senior Stock or, within the first 12 months after the Issue Date, that constitutes Parity Stock, or (iii) at any time after the 12-month anniversary of the Issue Date, issue or sell, or obligate itself to issue or sell, in excess of $50.0 million in the aggregate of any securities of the Corporation or any Subsidiary (or any security convertible into or exercisable for any class or series of Capital Stock of the Corporation or any Subsidiary), in each case, that constitutes Parity Stock.

(c) In the election of directors to the Corporation, for so long as the Holders own in the aggregate at least [●]2 shares of Preferred Stock, the Holders, voting as a separate class, by the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time and with each share of Preferred Stock entitled to one vote, shall be entitled to appoint one (1) individual to serve on the Board as a director of the Corporation (the “Preferred Director”) and, following the expiration of the initial term of the Preferred Director, nominate one individual to stand for election to the Board as the Preferred Director at each meeting of the stockholders of the Corporation in which the Class III directors are elected, including, without limitation, at every adjournment or postponement thereof. The initial term of the Preferred Director shall begin immediately upon such Preferred Director’s appointment by the Holders pursuant to the preceding sentence. Thereafter, except as set forth herein, such Preferred Director shall stand for election to the Board as a Class III Director in accordance with Section 6.2(b) of the Certificate of Incorporation. In each case, the individual appointed or nominated to serve as the Preferred Director shall satisfy all requirements regarding service as a director of the Corporation under applicable law and regulation (including the applicable rules of the NYSE American). The Holders will cause the Preferred Director to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Board may reasonably request to determine the Preferred Director’s eligibility and qualification to serve as a director of the Board. From and after the date hereof, the Corporation shall take such actions as are necessary to cause the Preferred Director to be nominated as a member of the Board and shall, subject to applicable law, include in any proxy statement prepared, used, delivered or publicly filed by the Corporation to solicit the vote of its stockholders in connection with any meeting of Corporation stockholders in which the Class III directors are elected the recommendation of the Board that stockholders of the Corporation vote in favor of the Preferred Director and solicit votes in favor of the election of the Preferred Director to the Board consistent with the Corporation’s efforts to solicit votes in favor of the election of the Corporation’s other nominees to the Board. The Preferred Director may be removed at any time as a director on the Board (with or without cause) upon, and only upon, the written request of the Holders (voting as a separate class by the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time and with each share of Preferred Stock entitled to one vote). In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Preferred Director, then the Holders (voting as a separate class by the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time and with each share of Preferred Stock entitled to one vote) shall have the right to designate an individual to fill such vacancy. In the event that the Holders shall fail to designate in writing a representative to fill the vacant Preferred Director seat on the Board, and such Board seat shall remain vacant until such time as the Holders elect an individual to fill such seat in accordance with this Section 6(c), and during any period where such seat remains vacant, the Board nonetheless shall be deemed duly constituted. At such time that the Holders are no longer entitled to designate the Preferred Director pursuant to this Section 6(c), the Holders shall promptly cause the Preferred Director to offer to resign from the Board.

2 Note to Draft: Calculated as 1/3 of the shares of Preferred Stock issued at Closing.

Exhibit A- 10

(d) So long as any shares of Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of (a) the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the shares of Preferred Stock; provided, however, that so long as any shares of Preferred Stock remain Outstanding with the terms thereof materially unchanged, such amendment, alteration or repeal shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of Holders of the shares of Preferred Stock and, provided further, that any increase in the amount of authorized preferred stock (including, without limitation, additional Preferred Stock) or the creation or issuance of any additional shares of Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case of Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders of shares of Preferred Stock specified herein and (b) for so long as there is any Required Holder, the Required Holder(s), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to effect a Material Change. For the avoidance of doubt, any change, amendment, alteration or repeal of Section 6(b) or Section 6(c) without the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time, voting together as a single class, shall be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the shares of Preferred Stock.

7) Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Liquidation Preference plus all accumulated and unpaid dividends in respect of the Preferred Stock (whether or not declared) to the date fixed for liquidation, winding-up or dissolution in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) In the event the assets of the Corporation available for distribution to the Holders of shares of Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 7, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

Exhibit A- 11

8) Conversion.

(a) Each Holder of Preferred Stock shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 8 and subject to the applicable limitations set forth in Section 12, any or all of such Holder’s shares of Preferred Stock into Common Stock at a conversion rate equal to the quotient of (i) the Liquidation Preference; divided by (ii) the Base Conversion Price (subject to adjustment as provided in this Section 8, the “Conversion Rate”) per share of Preferred Stock. Notwithstanding the foregoing, but subject to the Conversion Cap, each Holder of Preferred Stock shall have the right (the “Seven-Year Holder Conversion Right”) at any time after the seven-year anniversary of the Issue Date, if the then-current Conversion Price exceeds the Weighted Average Price for the Common Stock during any 10 consecutive Trading Days, at its option by delivery of a Notice of Conversion in accordance with Section 8(b) below no later than 5 Business Days following such 10th consecutive Trading Day, to convert any or all of such Holder’s shares of Preferred Stock into, at the Corporation’s sole discretion, either Common Stock, cash or a combination of Common Stock and cash; provided, that the Corporation shall provide such converting Holder notice of its election within 2 Trading Days of receipt of the Notice of Conversion; provided further, that in the event the Corporation elects to issue Common Stock for all or a portion of such conversion, the “Conversion Rate” for such conversion (subject to the applicable limitations set forth in Section 12) shall mean the quotient of the Liquidation Preference divided by the average Weighted Average Price for the Common Stock during the 20 consecutive Trading Days commencing on the Trading Day immediately following the Trading Day on which the Corporation provided such notice. If the Corporation does not elect a settlement method prior to the deadline set forth, the Corporation shall be deemed to have elected to settle the conversion entirely in Common Stock. Notwithstanding anything to the contrary herein, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be converted pursuant to this Section 8 in the aggregate into more than 19.99% of the shares of Common Stock outstanding on the Issue Date (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) (such limitation, the “Conversion Cap”). Upon conversion of any share of Preferred Stock, the Corporation shall deliver to the converting Holder, in respect of each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10, on the second Business Day immediately following the relevant Conversion Date; provided, that upon any Holder’s election to convert any share or shares of Preferred Stock pursuant to the second sentence of this Section 8(a) the Corporation shall have the option to deliver the applicable conversion value (or any portion thereof) in cash in lieu of shares of Common Stock, after providing such Holder at least 2 Business Days’ prior written notice of its election pursuant to this proviso; provided further, that any such payment in cash in lieu of shares of Common Stock shall be made in an amount equal to the Liquidation Preference for every whole share of Preferred Stock so converted; provided further, that if the conversion value consists (x) solely of cash, then the Corporation shall deliver such cash payment to the Holder no later than 2 Trading Days from the receipt of the Notice of Conversion or (y) partially of cash, then the Corporation shall deliver such cash payment to the Holder simultaneously with the delivery of the Common Stock included in the conversion value.

(b) Before any Holder shall be entitled to convert a share of Preferred Stock as set forth above, such Holder who:

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program (a “Conversion Instruction”) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Preferred Stock in definitive, certificated form must:

(A) manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Certificated Notice of Conversion (or a facsimile thereof) in the form included in Exhibit A hereto (a “Certificated Notice of Conversion”) and state in writing therein the number of shares of Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered and registered;

(B) surrender such shares of Preferred Stock, at the office of the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Conversion Agent shall notify the Corporation of any pending conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.” If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

Exhibit A- 12

(c) With respect to any conversion of shares of Preferred Stock:

(i) if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Preferred Stock than the number of shares of Preferred Stock to be converted, the Corporation shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Corporation, a new certificate or certificates, as the case may be, representing the number of shares of Preferred Stock that shall not have been converted; and

(ii) if the shares of Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Conversion Date, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.

(d) Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock, if any, shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, shall terminate, excepting only the rights of holders thereof (i) pursuant to Section 3(f) and (ii) to (A) receive certificates for the number of whole shares of Common Stock, if any, into which such shares of Preferred Stock have been converted (with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10) and (B) exercise the rights to which they are thereafter entitled as holders of Common Stock, if any.

(e) The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i) If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on all shares of its Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and
OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Exhibit A- 13

Any adjustment made under this Section 8(e)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 8(e)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Corporation distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;
OS 0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 8(e)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 8(e)(ii) in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

Exhibit A- 14

(iii) If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8(e)(i) or Section 8(e)(ii), (b) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) Section 8(e)(iv) and (c) Spin-Offs as to which the provisions set forth below in this Section 8(e)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV	=	the fair market value as of the Record Date for such distribution (as determined by the Board) of the Distributed Property with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 8(e)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing (but subject to the applicable limitations set forth in Section 12), if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate (determined without regard to the Conversion Cap, Beneficial Ownership Limitation or the Permitted Percentage Limitation) in effect on the Record Date for the distribution.

Exhibit A- 15

With respect to an adjustment pursuant to this Section 8(e)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;
CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;
FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and
MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references within the portion of this Section 8(e)(iii) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, excluding any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its Subsidiaries, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and
C	=	the amount in cash per share of Common Stock the Corporation distributes to all or substantially all holders of its Common Stock.

Exhibit A- 16

Any increase pursuant to this Section 8(e)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0“ (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution (determined without regard to the Conversion Cap, Beneficial Ownership Limitation or the Permitted Percentage Limitation).

(v) If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

Exhibit A- 17

The increase to the Conversion Rate under this Section 8(e)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this Section 8(e)(v) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi) All calculations and other determinations under this Section 8(e) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(e) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Corporation shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) on December 31 of each calendar year, (b) on the Conversion Date for any conversions of Preferred Stock, (c) upon the occurrence of a Fundamental Change and (d) in the event that the Corporation exercises its mandatory conversion right pursuant to Section 9. No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock.

(vii) In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 8(e) and to the extent permitted by applicable law and subject to the applicable rules of the NYSE American, the Corporation may from time to time increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board determines that such increase would be in the Corporation’s best interest. In addition, the Corporation may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Corporation shall mail to the Holder of each share of Preferred Stock at its last address appearing on the stock register of the Corporation a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii) For purposes of this Section 8(e) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(f) Notwithstanding anything to the contrary in Section 8(e), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(e)(i) through Section 8(e)(iv) if the Corporation makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation). No adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(e)(v) if the Corporation makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation).

Exhibit A- 18

(g) Notwithstanding anything to the contrary herein, no adjustment to the Conversion Rate shall be made pursuant to this Section 8 in respect of the issuance of any Excluded Securities.

(h) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive an extraordinary dividend or other distribution, and shall thereafter (and before the extraordinary dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such extraordinary dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(i) Upon any increase in the Conversion Rate, the Corporation shall deliver to each Holder, as promptly as practicable, a certificate signed by an authorized officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(j) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Corporation,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made. None of the foregoing provisions shall affect the right of a Holder of Preferred Stock to convert its Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 8(e) no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Preferred Stock.

The Corporation shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8. The provisions of this Section 8 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer to such Reference Property.

Exhibit A- 19

(k) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock a number of its authorized but unissued shares of Common Stock equal to the aggregate Liquidation Preference divided by the Conversion Price on the Issue Date, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all Outstanding shares of Preferred Stock or the payment or partial payment of dividends declared on Preferred Stock that are payable in Common Stock.

(l) For the avoidance of doubt, the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Preferred Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(m) Shares of Preferred Stock shall immediately and permanently cease to be subject to the Conversion Cap for purposes of this Section 8 and Sections 5 and 9 upon the receipt of Shareholder Approval. For the avoidance of doubt and notwithstanding anything in this Certificate of Designations to the contrary, the Conversion Cap shall not in any way limit the amounts to accrue or be paid as dividends. Shares of Preferred Stock not convertible as a result of the Conversion Cap shall remain Outstanding and shall become convertible by such Holder or another Holder to the extent the Conversion Cap no longer applies. Notwithstanding the foregoing, the Conversion Cap shall have no effect on any adjustment to the Conversion Rate pursuant to this Section 8.

(n) Notwithstanding Sections 8(e)(ii) and 8(e)(iii), if the Corporation has a rights plan (including, without limitation, the distribution of rights pursuant thereto to all holders of the Common Stock) in effect while any shares of Preferred Stock remain Outstanding, Holders of Preferred Stock will receive, upon conversion of Preferred Stock, in addition to the Common Stock to which a Holder is entitled (subject to the applicable limitations set forth in Section 12), a corresponding number of rights in accordance with the rights plan. If, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan so that Holders of Preferred Stock would not be entitled to receive any rights in respect of the Common Stock delivered upon conversion of Preferred Stock, the Conversion Rate will be adjusted at the time of separation, as if the Corporation had distributed to all holders of its Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(e)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

9) Mandatory Conversion.

(a) During the period on or after the 3-year anniversary of the Issue Date but prior to the 5-year anniversary of the Issue Date (the “First Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the applicable limitations set forth in Section 12), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(a) only if the Weighted Average Price of the Common Stock equals or exceeds 140% (such percentage, the “First Mandatory Conversion Premium”) of the then-current Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

(b) During the period on or after the 5-year anniversary of the Issue Date but prior to the 7-year anniversary of the Issue Date (the “Second Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the applicable limitations set forth in Section 12), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9 only if the Weighted Average Price of the Common Stock equals or exceeds 115% (such percentage, the “Second Mandatory Conversion Premium”) of the then-current Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

Exhibit A- 20

(c) On or after the 7-year anniversary of the Issue Date (the “Final Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the applicable limitations set forth in Section 12), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(c) only if the Weighted Average Price of the Common Stock equals or exceeds the Conversion Price for at least 10 consecutive Trading Days, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

(d) To exercise any mandatory conversion right described in Sections 9(a) through 9(c), the Corporation must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the open of business on the first Trading Day following any date on which the condition described in any of Sections 9(a) through 9(c) is met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders of the Preferred Stock (not later than 3 Business Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the Preferred Stock. The conversion date shall be a date selected by the Corporation (the “Mandatory Conversion Date”) and shall be no fewer than 15 Trading Days, nor more than 20 Trading Days, after the date on which the Corporation issues the press release described in this Section 9(d). Upon conversion of any Preferred Stock pursuant to this Section 9, the Corporation shall deliver to the applicable Holder the applicable number of shares of Common Stock, together with any applicable cash payment in lieu of any fractional share of Common Stock, on the 3rd Business Day immediately following the relevant Mandatory Conversion Date.

(e) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9 shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and (iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(f) On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 9 and all rights of Holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10. The full amount of any dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 9 on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 9, no payment or adjustment shall be made upon conversion of Preferred Stock for dividends with respect to the Common Stock issued upon such conversion thereof.

(g) Notwithstanding anything to the contrary in this Section 9, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to Sections 9(a), 9(b) or 9(c) in the aggregate into more than the Conversion Cap.

10) No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Preferred Stock. Instead, the Corporation will make a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date; provided, however, that the Corporation may round such fractional share up to the next highest whole number of shares in lieu of making such cash payment.

Exhibit A- 21

11) Preemptive Rights.

(a) From the Issue Date until the earlier of (x) such time as the as the Holders cease to beneficially own in the aggregate at least [●]3 shares of Preferred Stock and (y) the issuance or sale after the date hereof of $50.0 million in the aggregate of Parity Stock, if the Corporation, from time to time, makes any public or non-public offering of any Parity Stock, each Holder (each, a “Preemptive Rights Holder”) and such Preemptive Rights Holder’s affiliates and funds and/or accounts that are managed, advised or sub-advised by a Preemptive Rights Holder (with respect to a Preemptive Rights Holder, the “Preemptive Rights Holder Parties”)) shall be afforded the opportunity, whether in one or multiple offerings, to acquire from the Corporation such Preemptive Rights Holder Party’s Preemptive Rights Portion of such Parity Stock; provided, that any Preemptive Rights Holder Party shall not be entitled to acquire any Parity Stock pursuant to this Section 11 to the extent the issuance of such Parity Stock to such Preemptive Rights Holder Party would require approval of the stockholders of the Corporation under applicable law or pursuant to the rules and listing standards of the NYSE American until such time as the Corporation receives such stockholder approval; provided, further, that the exercise of the preemptive rights contained in this Section 11 shall be subject to the applicable limitations set forth in Section 12.

(b) Subject to the foregoing proviso in Section 11(a), the amount of Parity Stock that each Preemptive Rights Holder Party shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of Parity Stock by (2) a fraction, the numerator of which is the number of shares of Preferred Stock held by such Preemptive Rights Holder Party, as of such date, and the denominator of which is the number of shares of Preferred Stock then Outstanding, as of such date (the “Preemptive Rights Portion”).

(c) If the Corporation proposes to offer Parity Stock, it shall give each Preemptive Rights Holder written notice (an “Offering Notice”) of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of Parity Stock and other material terms and timing upon which the Corporation proposes to offer the same at least thirty (30) calendar days prior to such issuance (or, in the case of a registered public offering, at least thirty (30) calendar days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided thirty (30) calendar days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in no event less than ten (10) business days prior to such issuance). The Corporation may provide such Offering Notice to the Preemptive Rights Holders on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, a Preemptive Rights Holder may notify the Corporation in writing at any time on or prior to the fifth business day immediately preceding the date of such issuance (the “Unregistered Exercise Period”) whether any of such Preemptive Rights Holder Parties will exercise such preemptive rights and as to the amount of Parity Stock such Preemptive Rights Holder Parties desires to purchase, up to the maximum amount calculated pursuant to Section 11(b). In the case of a registered public offering, a Preemptive Rights Holder Party shall notify the Corporation in writing at any time prior to the fifth business day immediately preceding the date of commencement of such registered public offering (the “Registered Exercise Period”) whether any of the Preemptive Rights Holder Parties will exercise such preemptive rights and as to the amount of Parity Stock each Preemptive Rights Holder Party desires to purchase, up to the maximum amount calculated pursuant to Section 11(b). Such notice to the Corporation shall constitute a binding commitment by such Preemptive Rights Holder Parties to purchase the amount of Parity Stock so specified at the price and other terms set forth in the Corporation’s notice to it. No later than two (2) business days following the expiration of the Unregistered Exercise Period or the Registered Exercise Period, as applicable, the Corporation shall give each Preemptive Rights Holder written notice (an “Allotment Notice”) of the amount of Parity Stock that each Preemptive Rights Holder has agreed to purchase with respect to the offering described in the applicable Offering Notice (including, for the avoidance of doubt, where such number is zero). Each Preemptive Rights Holder purchasing its full Preemptive Rights Portion of Parity Stock (each, an “Exercising Preemptive Rights Holder”) in such offering shall have a right of overallotment such that if any other Preemptive Rights Holder fails to exercise its rights under this Section 11 to purchase its Preemptive Rights Portion (each, a “Non-Exercising Preemptive Rights Holder”), such Exercising Preemptive Rights Holder may purchase its pro rata portion of such Non-Exercising Preemptive Rights Holder’s Preemptive Rights Portion by giving written notice to the Corporation within ten (10) calendar days of receipt of the Allotment Notice. The failure of a Preemptive Rights Holder to respond prior to the time a response is required pursuant to this Section 11(c) shall be deemed to be a waiver of such Preemptive Rights Holder Parties’ purchase rights under this Section 11 only with respect to the offering described in the applicable Offering Notice.

3 Note to Draft: Calculated as 1/3 of the shares of Preferred Stock issued at Closing.

Exhibit A- 22

(d) Each Preemptive Rights Holder Party shall purchase the Parity Stock that it has elected to purchase under this Section 11 concurrently (or as otherwise contemplated within the time period specified in Section 11(c) in the event an Exercising Preemptive Rights Holder exercises its overallotment right) with the related issuance of such Parity Stock by the Corporation (subject to the receipt of any required approvals from any governmental authority to consummate such purchase by such Preemptive Rights Holder Party). If the proposed issuance by the Corporation of securities which gave rise to the exercise by the Preemptive Rights Holder Parties of its preemptive rights pursuant to this Section 11 shall be terminated or abandoned by the Corporation without the issuance of any securities, then the purchase rights of the Preemptive Rights Holder Parties pursuant to this Section 11 shall also terminate as to such proposed issuance by the Corporation (but not any subsequent or future issuance), and any funds in respect thereof paid to the Corporation by the Preemptive Rights Holder Parties in respect thereof shall be refunded in full.

(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board.

(f) The election by any Preemptive Rights Holder Party to not exercise its rights under this Section 11 in any one instance shall not affect its right as to any subsequent proposed issuance.

12) Beneficial Ownership Limitation; Permitted Percentage Limitation; Certain Other Transfer Restrictions.

(a) Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Preferred Stock or issue shares of Preferred Stock pursuant to the exercise of a Holder’s preemptive rights in Section 11, and a Holder shall not have the right to convert any portion of the Preferred Stock or exercise its preemptive rights pursuant to Section 11, in each case to the extent that, after giving effect to such conversion or exercise, such Holder would beneficially own in excess of the Beneficial Ownership Limitation; provided, that in the case of a conversion pursuant to Section 5(b), Section 8 or Section 9 or an exercise pursuant to Section 11, the Corporation shall promptly (and without any additional consideration), upon the request of any Holder, waive the Beneficial Ownership limitation set forth in this Section 12(a) with respect to all or a portion (at such requesting Holder’s option) of such requesting Holder’s shares of Preferred Stock that are to be (or proposed to be) converted or purchased. For purposes of this Section 12(a), beneficial ownership of a Holder shall be calculated in accordance with Section 16(a) and 16(b) of the Exchange Act and the rules and regulations promulgated thereunder for purposes of determining whether such Holder is subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act. For purposes of complying with this Section 12(a), the Corporation shall be entitled to conclusively rely on the information set forth in any Holder’s Notice of Conversion or Exercise Notice, and each Holder delivering a Notice of Conversion or Exercise Notice shall be deemed to represent to the Corporation that such Notice of Conversion or Exercise Notice does not violate the restrictions set forth in this paragraph, and the Corporation shall have no obligation to verify or confirm the accuracy of such representation. Upon the written or oral request of a Holder, the Corporation shall, within 2 Trading Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. By written notice to the Corporation, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable solely to such Holder to any other percentage; provided that any such increase or decrease will not be effective until the 65th day after such notice is delivered to the Corporation. The express purpose of this Section 12(a) is to preclude any Holder’s ownership of any shares of Preferred Stock, unless waived as set forth above, from causing such Holder to become subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act, including pursuant to Rule 16a-2 promulgated by the Commission, and this Section 12(a) shall be interpreted according to such express purpose. Solely for purposes of this Section 12(a) the term “Holder” shall include all persons whose beneficial ownership of the Common Stock is aggregated pursuant to Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder.

Exhibit A- 23

(b) Notwithstanding anything herein to the contrary, (i) the Corporation shall not effect any conversion of the Preferred Stock or issue shares of Preferred Stock pursuant to the exercise of a Holder’s preemptive rights in Section 11, and a Holder shall not have the right to convert any portion of the Preferred Stock or exercise its preemptive rights pursuant to Section 11, in each case to the extent that, after giving effect to such conversion or exercise, the number of shares of Common Stock (or any other class or series of the Corporation’s capital stock) beneficially owned by Non-U.S. Citizens (as defined in the Certificate of Incorporation) in the aggregate would exceed the Permitted Percentage Limitation, and (ii) the Preferred Stock shall be subject to the limitations on Non-U.S. Citizen (as defined in the Certificate of Incorporation) ownership set forth in the U.S. Maritime Laws (as defined in the Certificate of Incorporation), and Article V (Compliance with U.S. Maritime Laws) of the Certificate of Incorporation shall be incorporated by reference herein, mutatis mutandis, and shall apply as if fully set forth herein, mutatis mutandis, to the ownership and transfer of Preferred Stock.

(c) Notwithstanding anything herein to the contrary, no Preferred Stock may be owned by or transferred to any Holder or beneficial owner that is not a “United States person” within the meaning of Section 7701(a) (30) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and any transfer made or effected in violation of this Section 12(c) shall be void ab initio.

(d) Notwithstanding anything contained herein to the contrary, prior to receipt of Shareholder Approval conversion of the Preferred Stock shall at all times be limited by the Conversion Cap.

13) Transfer Agent and Registrar. The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Preferred Stock shall be Continental Stock Transfer & Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. For the avoidance of doubt, the Corporation shall notify the Registrar in writing upon the Corporation’s or any of its Affiliates’ purchases or sales of Preferred Stock.

14) Certificates; Restrictions on Transfer.

(a) If physical certificates are issued, then the Corporation shall, upon written request of a Holder, issue certificates in definitive form representing the shares of Preferred Stock held by such Holder. Every share of Preferred Stock that bears or is required under this Section 14(a) to bear the legend set forth in Section 14(b) (together with any Common Stock issued upon conversion of the Preferred Stock that is required to bear the legend set forth in Section 14(b), collectively “Restricted Securities”) shall be subject to the restrictions on transfer set forth in Sections 12(b) and 12(c) and this Section 14(a) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Corporation, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 14(a) and in Section 14(b) the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the later of (i) the date on which such shares of Preferred Stock may be transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Corporation in writing with written notice thereof to the Transfer Agent), and (ii) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”), any certificate evidencing such Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 14(b) if applicable) shall bear a legend in substantially the following form:

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

Exhibit A- 24

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF NRC GROUP HOLDINGS CORP. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. III) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE (1) YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2) (D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

3.	ACKNOWLEDGES THAT NO PREFERRED STOCK MAY BE OWNED BY OR TRANSFERRED TO ANY HOLDER OR BENEFICIAL OWNER THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY TRANSFER MADE OR EFFECTED IN VIOLATION OF THIS REQUIREMENT SHALL BE VOID AB INITIO.

No transfer of any Preferred Stock prior to the Resale Restriction Termination Date will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

Exhibit A- 25

Any share of Preferred Stock (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Preferred Stock for exchange to the Registrar, be exchanged for a new share or shares of Preferred Stock, of like aggregate number of shares of Preferred Stock, which shall not bear the restrictive legend required by this Section 14(a) and shall not be assigned a restricted CUSIP number.

(b) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of Preferred Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of shares of Preferred Stock that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Corporation with written notice thereof to the Transfer Agent):

THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF NRC GROUP HOLDINGS CORP. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. III) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE OF THE PREFERRED STOCK FROM WHICH THIS SHARE OF COMMON STOCK WAS CONVERTED, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Exhibit A- 26

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 14(b). Until the Resale Restriction Termination Date, no transfer of any Common Stock issued upon conversion of Preferred Stock will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

(c) The Preferred Stock shall initially be issued with a restricted CUSIP number.

15) Paying Agent and Conversion Agent.

(a) The Corporation shall maintain in the United States (i) an office or agency where Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where, in accordance with the terms hereof, Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such or the Corporation or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(b) Payments due on the Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments of cash shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the Holder with, a bank located in New York City; provided that at the option of the Corporation, payment of cash dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register.

16) Form.

(a) The Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Preferred Stock certificate attached hereto as Exhibit C (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

Exhibit A- 27

This Section 16(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 16(a) countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Certificate of Incorporation.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Preferred Stock.

17) Other Provisions.

(a) With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Preferred Stock that have been issued and reacquired in any manner, including shares of Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation; provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

(c) The shares of Preferred Stock shall be issuable only in whole shares.

(d) If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder on its Preferred Stock, the Corporation or an applicable withholding agent may withhold such tax on cash dividends, shares of Preferred Stock, Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or his successors and assigns.

Exhibit A- 28

(e) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice that initiates such notice period. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder.

(f) To the extent lawful to do so, the Corporation shall provide the Holders prior written notice of any cash dividend or distribution to be made to the holders of Common Stock, with such notice to be made no later than the notice thereof provided to all holders of Common Stock of the Corporation.

(g) Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(h) Holders of Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

[Signature page follows]

Exhibit A- 29

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of [●], 2018.

NRC GROUP HOLDINGS CORP.

By:
Name:	[●]
Title:	[●]

EXHIBIT A

[FORM OF NOTICE OF CONVERSION]

EXHIBIT B

[FORM OF ASSIGNMENT AND TRANSFER]

EXHIBIT C

[FORM OF PREFERRED STOCK CERTIFICATE]

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

ANNEX A

FUNDAMENTAL CHANGE ADDITIONAL SHARES

Exhibit B

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HENNESSY CAPITAL ACQUISITION CORP. III

[●], 2018

Hennessy Capital Acquisition Corp. III, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 3, 2017 (the “Original Certificate”).

2. The Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”), which amended and restated in its entirety the Original Certificate, was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) and was filed with the Secretary of State of the State of Delaware on June 22, 2017.

3. This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”), which both restates and amends the provisions of the First Amended and Restated Certificate, was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.

4. This Second Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

5. The text of the First Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I NAME

The name of the corporation is NRC Group Holdings Corp.

ARTICLE II PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

EX B-1

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 205,000,000 shares, consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

EX B-2

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

COMPLIANCE WITH U.S. MARITIME LAWS

Section 5.1. Certain Definitions. For purposes of this Article V, the following terms shall have the meanings specified below.

(a) A Person shall be deemed to be the “beneficial owner” of, or to “beneficially own”, or to have “beneficial ownership” of, shares of the capital stock of the Corporation to the extent such Person (i) would be deemed to be the “beneficial owner” thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such rule may be amended or supplemented from time to time, and any successor to such rule, and such terms shall apply to and include the holder of record of shares in the Corporation, or (ii) otherwise has the ability to exercise or to control, directly or indirectly, any interest or rights thereof, including any voting power of the shares of the capital stock of the Corporation, under any contract, understanding or other means; provided, however, that a Person shall not be deemed to be the “beneficial owner” of, or to “beneficially own” or to have “beneficial ownership” of, shares of the capital stock of the Corporation if the Corporation determines in accordance with this Article V that such Person is not the beneficial owner of such shares for purposes of the U.S. Maritime Laws. Notwithstanding the foregoing, no Person will be deemed to beneficially own shares of capital stock issuable on exercise or conversion of the Redemption Warrants except to the extent such shares are issued on exercise or conversion.

EX B-3

(b) “Board of Directors”, as used in this Article V unless otherwise expressly provided includes any duly authorized committee thereof, and any officer of the Corporation who shall have been duly authorized by the Board of Directors or any such committee thereof.

(c) “Citizenship Statement” means any citizenship certifications required under Section 5.4(b), the written statements and affidavits required under Section 5.8 given by the beneficial owners or their transferees or proposed or purported transferees, in each case whether such certifications, written statements or affidavits have been given on their own behalf or on behalf of others.

(d) “Corporation”, as used in this Article V, includes the subsidiaries of the Corporation that own vessels that are subject to the U.S. Maritime Laws to the extent the U.S. Maritime Laws require the Corporation to qualify as a U.S. Citizen in order for such subsidiaries to so qualify.

(e) “Excess Share Date” shall have the meaning ascribed to such term in Section 5.5.

(f) “Excess Shares” shall have the meaning ascribed to such term in Section 5.5

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended or supplemented from time to time.

(h) “Fair Market Value” of one share of a particular class or series of the capital stock of the Corporation shall mean the arithmetic average of the daily VWAP of one share of such capital stock for the 20 consecutive Trading Days immediately preceding the date of measurement, or, if such capital stock is not listed or admitted for unlisted trading privileges on a National Securities Exchange, the average of the reported closing bid and asked prices of such class or series of capital stock on such dates in the over-the-counter market or a comparable system as shown by a system of automated dissemination of quotations of securities prices then in common use comparable to the National Association of Securities Dealers, Inc. Automated Quotations System (and, for the avoidance of doubt, not including the gray market); provided, however, that if at such date of measurement there is otherwise no established trading market for such capital stock, or the number of consecutive Trading Days since the effective date of this Second Amended and Restated Certificate is less than 20, the “Fair Market Value” of a share of such capital stock shall be determined in good faith by the Board of Directors.

(i) “National Securities Exchange” shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, as such section may be amended or supplemented from time to time, and any successor to such statute.

(j) “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

EX B-4

(k) “Permitted Percentage” shall mean, with respect to any class or series of capital stock of the Corporation, with respect to all Non-U.S. Citizens in the aggregate, 24% of the shares of such class or series of capital stock of the Corporation from time to time issued and outstanding.

(l) “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or other entity.

(m) “Redemption Date” shall have the meaning ascribed to such term in Section 5.6(c)(iv).

(n) “Redemption Notes” shall mean interest-bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such Redemption Notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the Redemption Notes. Such notes shall be governed by the terms of an indenture to be entered into by and between the Corporation and a trustee, as may be amended from time to time. Redemption Notes shall be redeemable at par plus accrued but unpaid interest.

(o) “Redemption Notice” shall have the meaning ascribed to such term in Section 5.6(c)(iii).

(p) “Redemption Price” shall have the meaning ascribed to such term in Section 5.6(c)(i).

(q) “Redemption Warrants” shall mean the warrants issued pursuant to the Warrant Agreement, dated [●], 2018, between the Corporation and [●], as warrant agent, with respect to the warrants entitling the holders thereof to purchase shares of Common Stock with an exercise price per warrant equal to $[0.01] per share of Common Stock. A holder of Redemption Warrants (or its proposed or purported transferee) who cannot establish to the satisfaction of the Corporation that it is a U.S. Citizen shall not be permitted to exercise its Redemption Warrants if the shares issuable upon exercise would constitute Excess Shares if they were issued. Redemption Warrants shall not entitle the holder to have any rights or privileges of stockholders of the Corporation solely by virtue of such Redemption Warrants, including, without limitation, any rights to vote, to receive dividends or distributions, to exercise any preemptive rights, or to receive notices, in each case, as stockholders of the Corporation, until they exercise their Redemption Warrants and receive shares of Common Stock.

(r) “Trading Day” shall mean a day on which the principal National Securities Exchange on which shares of any class or series of the capital stock of the Corporation are listed is open for the transaction of business or, if such capital stock is not listed or admitted for unlisted trading privileges on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

EX B-5

(s) “transfer” shall mean any transfer of beneficial ownership of shares of the capital stock of the Corporation, including (i) original issuance of shares, (ii) issuance of shares upon the exercise, conversion or exchange of any securities of the Corporation, including Redemption Warrants, and (iii) transfer by merger, transfer by testamentary disposition, transfer pursuant to a court order or arbitration award, or other transfer by operation of law.

(t) “transferee” shall mean any Person receiving beneficial ownership of shares of the capital stock of the Corporation, including any recipient of shares resulting from (i) the original issuance of shares, (ii) the issuance of shares upon the exercise, conversion or exchange of any securities of the Corporation, including Redemption Warrants, or (iii) transfer by merger, transfer by testamentary disposition, transfer pursuant to a court order or arbitration award, or other transfer by operation of law; all references to “transferees” shall also include, and the provisions of this Article V (including, without limitation, requirements to provide Citizenship Statements) shall apply to, any beneficial owner on whose behalf a transferee is acting as custodian, nominee, fiduciary, purchaser representative or in any other capacity.

(u) “U.S. Citizen” shall mean a citizen of the United States within the meaning of the U.S. Maritime Laws, eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade.

(v) “U.S. Coastwise Trade” shall mean the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551 and any successor statutes thereto, as amended or supplemented from time to time.

(w) “U.S. Maritime Laws” shall mean, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501 and 46 U.S.C. Chapters 121 and 551 and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and, to the extent applicable to the Corporation, the U.S. Maritime Administration and their respective practices enforcing, administering and interpreting such laws, statutes, rules and regulations, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.

(x) “VWAP” means for any Trading Day and any security (including Common Stock and Preferred Stock), the price for such security determined by the daily volume weighted average price per unit of such security for such Trading Day on the New York Stock Exchange or The Nasdaq Stock Market, as the case may be, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session), or if such security is not listed or quoted on the New York Stock Exchange or The Nasdaq Stock Market, as reported by the principal National Securities Exchange on which such security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day.

EX B-6

Section 5.2. Restrictions on Ownership of Shares by Non-U.S. Citizens. Non-U.S. Citizens shall not be permitted to beneficially own in the aggregate, more than the Permitted Percentage of each class or series of the capital stock of the Corporation. To help ensure that at no time Non-U.S. Citizens, in the aggregate, become the beneficial owners of more than the Permitted Percentage of the issued and outstanding shares of any class or series of capital stock of the Corporation, and to enable the Corporation to comply with any requirement that it be, and submit any proof that it is, a U.S. Citizen under any applicable law or under any contract with the United States government (or any agency thereof), the Corporation shall have the power to take the actions prescribed in Section 5.3 through Section 5.8. The provisions of this Article V are intended to ensure that the Corporation continues to qualify as a U.S. Citizen under the U.S. Maritime Laws so that the Corporation does not cease to be qualified: (a) under the U.S. Maritime Laws to own and operate vessels in the U.S. Coastwise Trade; (b) to operate vessels under an agreement with the United States government (or any agency thereof) that requires the Corporation to qualify as a U.S. Citizen; or (c) to participate in or receive the benefits of any statutory program that requires the Corporation to qualify as a U.S. Citizen. The Board of Directors is specifically authorized to make all determinations and to adopt and effect all policies and measures necessary or desirable, in accordance with applicable law and this Second Amended and Restated Certificate, to fulfill the purposes or implement the provisions of this Article V; provided, however, that determinations with respect to redemptions of any Excess Shares shall be made only by the Board of Directors.

Section 5.3. Dual Share System.

(a) To implement the requirements set forth in Section 5.2, the Corporation may, but is not required to, institute a dual share system such that: (i) each certificate and/or book entry (in the case of uncertificated shares) representing shares of each class or series of capital stock of the Corporation that are beneficially owned by a U.S. Citizen shall be marked “U.S. Citizen” and each certificate and/or book entry (in the case of uncertificated shares) representing shares of each class or series of capital stock of the Corporation that are beneficially owned by a Non-U.S. Citizen shall be marked “Non-U.S. Citizen”, but with all such certificates and/or book entries (in the case of uncertificated shares) to be identical in all other respects and to comply with all provisions of the laws of the State of Delaware; (ii) an application to transfer shares shall be set forth on the back of each certificate or made available by the Corporation (in the case of book entry shares) in which a proposed transferee of title to shares shall apply to the Corporation to transfer the number of shares indicated therein and shall certify as to the citizenship of such proposed transferee; (iii) a certification shall be submitted by such proposed transferee (which may include as part thereof a form of affidavit), upon which the Corporation and its transfer agent (if any) shall be entitled (but not obligated) to rely conclusively, stating whether such proposed transferee is a U.S. Citizen; and (iv) the stock transfer records of the Corporation may be maintained in such manner as to enable the percentages of the shares of each class or series of the Corporation’s capital stock that are beneficially owned by U.S. Citizens and by Non-U.S. Citizens to be confirmed. The Board of Directors is authorized to take such other ministerial actions or make such interpretations of this Second Amended and Restated Certificate as it may deem necessary or advisable in order to implement a dual share system consistent with the requirements set forth in Section 5.2 and to ensure compliance with such system and such requirements.

(b) A conspicuous statement shall be set forth on the face or back of each certificate and/or on each book entry (in the case of uncertificated shares) representing shares of each class or series of capital stock of the Corporation to the effect that: (i) such shares and the beneficial ownership thereof are subject to restrictions on transfer set forth in this Second Amended and Restated Certificate; and (ii) the Corporation will furnish, without charge, to each stockholder of the Corporation who so requests a copy of this Second Amended and Restated Certificate.

EX B-7

Section 5.4. Restrictions on Transfers.

(a) No shares of any class or series of the capital stock of the Corporation may be transferred to a Non-U.S. Citizen or to a holder of record that will hold such shares for or on behalf of a Non-U.S. Citizen if, upon completion of such transfer, the number of shares of such class or series beneficially owned by Non-U.S. Citizens in the aggregate would exceed the Permitted Percentage for such class or series. Any transfer or purported transfer of beneficial ownership of any shares of any class or series of capital stock of the Corporation, the effect of which would be to cause Non-U.S. Citizens in the aggregate to beneficially own shares of any class or series of capital stock of the Corporation in excess of the Permitted Percentage for such class or series, shall, to the fullest extent permitted by law, be void ab initio and ineffective, and, to the extent that the Corporation or its transfer agent (if any) knows that such transfer or purported transfer would, if completed, be in violation of the restrictions on transfers to Non-U.S. Citizens set forth in this Article V, neither the Corporation nor its transfer agent (if any) shall register such transfer or purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent (if any) shall recognize the transferee or purported transferee thereof as a stockholder of the Corporation with respect to such shares for any purpose whatsoever (including for purposes of voting, dividends and other distributions) except to the extent necessary to effect any remedy available to the Corporation under this Article V. In no event shall any such registration or recognition make such transfer or purported transfer effective unless the Board of Directors shall have expressly and specifically authorized the same.

(b) In connection with any proposed or purported transfer of shares of any class or series of the capital stock of the Corporation, any transferee or proposed or purported transferee of shares may be required by the Corporation or its transfer agent (if any) to deliver (i) a certification by such transferee or proposed or purported transferee (which may include as part thereof an affidavit) upon which the Corporation and its transfer agent (if any) shall be entitled (but not obligated) to rely conclusively, stating whether such transferee or proposed or purported transferee is a U.S. Citizen, and (ii) such other documentation and information concerning the citizenship of such transferee or proposed or purported transferee (as applicable) under Section 5.8 as the Corporation may request in its sole discretion. Registration and recognition of any transfer of shares may be denied by the Corporation upon refusal or failure to furnish any of the foregoing Citizenship Statements. Each proposed or purported transferor of such shares shall reasonably cooperate with any requests from the Corporation to facilitate the transmission of requests for such Citizenship Statements to the proposed or purported transferee and such proposed or purported transferee’s responses thereto.

(c) Notwithstanding any of the provisions of this Article V, the Corporation shall be entitled (but not obligated) to rely, without limitation, on the stock transfer and other stockholder records of the Corporation (and its transfer agent, if any) for the purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders.

EX B-8

Section 5.5. Excess Shares. If on any date, including, without limitation, any record date (each, an “Excess Share Date”), the number of shares of any class or series of capital stock of the Corporation beneficially owned by Non-U.S. Citizens in the aggregate exceeds the Permitted Percentage with respect to such class or series of capital stock, irrespective of the date on which such event becomes known to the Corporation (such shares in excess of the Permitted Percentage, the “Excess Shares”), then the shares of such class or series of capital stock of the Corporation that constitute Excess Shares for purposes of this Article V shall be (x) those shares that have been acquired by or become beneficially owned by Non-U.S. Citizens, starting with the most recent acquisition of beneficial ownership of such shares by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of beneficial ownership of such shares by Non-U.S. Citizens from and after the acquisition of beneficial ownership of such shares by a Non-U.S. Citizen that first caused such Permitted Percentage to be exceeded, or (y) those shares beneficially owned by Non-U.S. Citizens that exceed the Permitted Percentage as the result of any repurchase or redemption by the Corporation of shares of its capital stock, starting with the most recent acquisition of beneficial ownership of such shares by a Non-U.S. Citizen and going in reverse chronological order of acquisition; provided, however, that: (a) the Corporation shall have the sole power to determine, in the exercise of its reasonable judgment, those shares of such class or series that constitute Excess Shares in accordance with the provisions of this Article V; (b) the Corporation may in its reasonable discretion rely on any reasonable documentation provided by Non-U.S. Citizens with respect to the date and time of their acquisition of beneficial ownership of Excess Shares; (c) if the acquisition of beneficial ownership of more than one Excess Share occurs on the same date and the time of acquisition is not definitively established, then the order in which such acquisitions shall be deemed to have occurred on such date shall be determined by lot or by such other method as the Corporation may, in its reasonable discretion, deem appropriate; (d) Excess Shares that result from a determination that a beneficial owner has ceased to be a U.S. Citizen shall be deemed to have been acquired, for purposes of this Article V, as of the date that such beneficial owner ceased to be a U.S. Citizen; and (e) the Corporation may adjust upward to the nearest whole share the number of shares of such class or series deemed to be Excess Shares. Any determination made by the Corporation pursuant to this Section 5.5 as to which any shares of any class or series of the Corporation’s capital stock constitute Excess Shares of such class or series shall be conclusive and shall be deemed effective as of the applicable Excess Share Date for such class or series.

Section 5.6. Redemption.

(a) In the event that (i) the provisions of Section 5.4(a) would not be effective for any reason to prevent the transfer of beneficial ownership of any Excess Share of any class or series of the capital stock of the Corporation to a Non-U.S. Citizen (including by reason of the applicability of Section 5.10), (ii) a change in the status of a Person from a U.S. Citizen to a Non-U.S. Citizen causes a share of any class or series of capital stock of the Corporation of which such Person is the beneficial owner to constitute an Excess Share, (iii) any repurchase or redemption by the Corporation of shares of its capital stock causes any share of any class or series of capital stock of the Corporation beneficially owned by Non-U.S. Citizens in the aggregate to exceed the Permitted Percentage and thereby constitute an Excess Share, or (iv) a beneficial owner of a share of any class or series of capital stock of the Corporation has been determined to be or to be treated as a Non-U.S. Citizen pursuant to Section 5.7 or Section 5.8, respectively, and the beneficial ownership of such share by such Non-U.S. Citizen results in such share constituting an Excess Share, then, the Corporation, by action of the Board of Directors (or any duly authorized committee thereof), in its sole discretion, pursuant to applicable provisions of the DGCL is authorized to redeem such Excess Share in accordance with this Section 5.6, unless the Corporation does not have sufficient lawfully available funds to permit such redemption or such redemption is not otherwise permitted under the DGCL or other provisions of applicable law; provided, however, that the Corporation shall not have any obligation under this Section 5.6 to redeem any one or more Excess Shares.

EX B-9

(b) Until such time as any Excess Shares subject to redemption by the Corporation pursuant to this Section 5.6 are so redeemed by the Corporation at its option and beginning on the first Excess Share Date for the classes or series of the Corporation’s capital stock of which such Excess Shares are a part, to the fullest extent permitted by applicable law:

(i) the holders of such Excess Shares subject to redemption shall (so long as such shares constitute Excess Shares) not be entitled to any voting rights with respect to such Excess Shares; and

(ii) the Corporation shall (so long as such shares constitute Excess Shares) pay into a segregated account dividends and any other distributions (upon liquidation or otherwise) in respect of such Excess Shares.

Full voting rights shall be restored to any shares of a class or series of capital stock of the Corporation that were previously deemed to be Excess Shares, and any dividends or distributions with respect thereto that have been previously paid into a segregated account shall be due and paid solely to the holders of record of such shares, promptly after such time as, and to the extent that, such shares have ceased to be Excess Shares (including as a result of the sale of such shares to a U.S. Citizen prior to the issuance of a Redemption Notice pursuant to Section 5.6(c)(iii); provided, however, that such shares have not been already redeemed by the Corporation at its option pursuant to this Section 5.6.

(c) The terms and conditions of redemptions by the Corporation of Excess Shares of any class or series of the Corporation’s capital stock under this Section 5.6 shall be as follows:

(i) the per share redemption price (the “Redemption Price”) for each Excess Share shall be paid by the issuance of one Redemption Warrant (or such higher number of Redemption Warrants or a fraction of a Redemption Warrant, as the case may be, then exercisable for one share of Common Stock) for each Excess Share; provided, however, that if the Corporation determines that a Redemption Warrant would be treated as capital stock under the U.S. Maritime Laws or that the Corporation may not issue Redemption Warrants for any reason, then the Redemption Price shall be paid, as determined by the Board of Directors (or any duly authorized committee thereof) in its sole discretion, (A) in cash (by wire transfer or bank or cashier’s check), (B) by the issuance of Redemption Notes, (C) by any combination of cash and Redemption Notes (it being understood that all Excess Shares being redeemed in the same transaction or any series of related transactions shall be redeemed for the same amount and form of consideration), or (D) by any other means authorized or permitted under the DGCL;

EX B-10

(ii) with respect to the portion of the Redemption Price being paid in whole or in part by cash and/or by the issuance of Redemption Notes, such portion of the Redemption Price shall be an amount equal to, in the case of cash, or a principal amount equal to, in the case of Redemption Notes, the sum of (A) the Fair Market Value of such Excess Share as of the date of redemption of such Excess Share plus (B) an amount equal to the amount of any dividend or any other distribution (upon liquidation or otherwise) declared in respect of record of such Excess Share prior to the date on which such Excess Share is called for redemption and which amount has been paid into a segregated account by the Corporation pursuant to Section 5.6(b) (which shall be in full satisfaction of any right of the holder to any amount(s) in such segregated account to the extent relating to such Excess Share);

(iii) written notice of the redemption of the Excess Shares containing the information set forth in Section 5.6(c)(v), together with a letter of transmittal to accompany certificates, if any, representing the Excess Shares that have been called for redemption, shall be given either by hand delivery or by overnight courier service or by first-class mail, postage prepaid, to each holder of record of the Excess Shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Corporation (the “Redemption Notice”), unless such notice is waived in writing by any such holder(s);

(iv) the date on which the Excess Shares shall be redeemed (the “Redemption Date”) shall be the later of (A) the date specified in the Redemption Notice sent to the record holder of the Excess Shares (which shall not be earlier than the date of such notice), and (B) the date on which the Corporation has irrevocably deposited in trust with a paying agent or set aside for the benefit of such record holder consideration sufficient to pay the Redemption Price to such record holders of such Excess Shares in Redemption Warrants, cash and/or Redemption Notes;

(v) each Redemption Notice to each holder of record of the Excess Shares to be redeemed shall specify (A) the Redemption Date (as determined pursuant to Section 5.6(c)(iv); (B) the number and the class or series of shares of capital stock to be redeemed from such holder as Excess Shares (and to the extent such Excess Shares are certificated, the certificate number(s) representing such Excess Shares), (C) the Redemption Price and the manner of payment thereof, (D) the place where certificates for such Excess Shares (if such Excess Shares are certificated) are to be surrendered for cancellation, (E) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal, and (F) the fact that all right, title and interest in respect of the Excess Shares to be redeemed (including, without limitation, voting, dividend and distribution rights) shall permanently cease and terminate on the Redemption Date, except for the right to receive the Redemption Price, without interest;

EX B-11

(vi) on and after the Redemption Date, all right, title and interest in respect of the Excess Shares selected for redemption (including, without limitation, voting and dividend and distribution rights) shall forthwith permanently cease and terminate, such Excess Shares shall no longer be deemed to be outstanding shares for any purpose, including, without limitation, for purposes of voting or determining the total number of shares entitled to vote on any matter properly brought before the stockholders for a vote thereon or receiving any dividends or distributions (and may be either cancelled or held by the Corporation as treasury stock), and the holders of record of such Excess Shares shall thereafter be entitled only to receive the Redemption Price, without interest; and

(vii) upon surrender of the certificates (if any) for any Excess Shares so redeemed in accordance with the requirements of the Redemption Notice and the accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the holder of record of such Excess Shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates), to the extent such shares were certificated, shall be issued representing the shares not redeemed, without cost to the holder of record. On the Redemption Date, to the extent that dividends or other distributions (upon liquidation or otherwise) with respect to the Excess Shares selected for redemption were paid into a segregated account in accordance with Section 5.6(b)(ii), then to the fullest extent permitted by applicable law, such amounts shall be released to the Corporation upon the completion of such redemption.

(d) Nothing in this Section 5.6 shall prevent the recipient of a Redemption Notice from transferring its shares before the Redemption Date if such transfer is otherwise permitted under this Second Amended and Restated Certificate and applicable law and prior to the Redemption Date the recipient provides notice of such proposed or purported transfer to the Corporation along with the documentation and information required under Section 5.4(b) and Section 5.8 establishing that the proposed or purported transferee is a U.S. Citizen to the satisfaction of the Corporation in its reasonable discretion. If such conditions are met, the Board of Directors (or any duly authorized committee thereof) shall withdraw the Redemption Notice related to such shares, but otherwise the redemption thereof shall proceed on the Redemption Date in accordance with this Section and the Redemption Notice.

Section 5.7. Citizenship Determinations. The Corporation shall have the power to determine, in the exercise of its reasonable judgment and with the advice of counsel, the citizenship of the beneficial owners and the transferees or proposed or purported transferees of any class or series of the Corporation’s capital stock for the purposes of this Article V. In making such determinations, the Corporation may rely (a) on the stock transfer records of the Corporation and Citizenship Statements and (b) on any reasonable or accepted ownership presumption or fair inference rule, to establish the citizenship of such beneficial owners, transferees or proposed or purported transferees. The determination of the citizenship of such beneficial owners, transferees or proposed or purported transferees may also be established in such other manner as the Corporation may deem reasonable pursuant to Section 5.8(b). The determination of the Corporation at any time as to the citizenship of such beneficial owners, transferees or proposed or purported transferees in accordance with the provisions of Article V shall be conclusive.

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Section 5.8. Requirement to Provide Citizenship Information.

(a) In furtherance of the requirements of Section 5.2, and without limiting any other provision of this Article V, the Corporation may require the beneficial owners of shares of any class or series of the Corporation’s capital stock to confirm their citizenship status from time to time in accordance with the provisions of this Section 5.8, and, as a condition to acquiring and having beneficial ownership of shares of any class or series of capital stock of the Corporation, every beneficial owner of any such shares must comply with the following provisions:

(i) promptly upon a beneficial owner’s acquisition of beneficial ownership of five percent or more of the outstanding shares of any class or series of capital stock of the Corporation, and at such other times as the Corporation may determine by written notice to such beneficial owner, such beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, a statement as to whether such beneficial owner is a U.S. Citizen, and such other information and documents required by the U.S. Coast Guard or the U.S. Maritime Administration under the U.S. Maritime Laws, including 46 C.F.R. Parts 67 and 355;

(ii) promptly upon request by the Corporation, each beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, a statement as to whether such beneficial owner is a U.S. Citizen, and such other information and documents required by the U.S. Coast Guard or the U.S. Maritime Administration under the U.S. Maritime Laws, including 46 C.F.R. Parts 67 and 355;

(iii) promptly upon request by the Corporation, any beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, together with reasonable documentation of the date and time of such beneficial owner’s acquisition of beneficial ownership of the shares of any class or series of capital stock of the Corporation specified by the Corporation in its request;

(iv) promptly after becoming a beneficial owner, every beneficial owner must provide, or authorize such beneficial owner’s broker, dealer, custodian, depositary, nominee or similar agent with respect to the shares of each class or series of the Corporation’s capital stock beneficially owned by such beneficial owner to provide, to the Corporation such beneficial owner’s address and other contact information as may be requested by the Corporation; and

(v) every beneficial owner must provide to the Corporation, at any time such beneficial owner ceases to be a U.S. Citizen, as promptly as practicable but in no event less than five business days after the date such beneficial owner becomes aware that it has ceased to be a U.S. Citizen, a written statement, duly signed, stating the name and address of the beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, and a statement as to such change in status of such beneficial owner to a Non-U.S. Citizen.

EX B-13

(b) The Corporation may at any time require reasonable proof, in addition to the Citizenship Statements certifications required under Section 5.4(b) and the written statements and affidavits required under Section 5.8(a), of the citizenship of the beneficial owner or the transferee or proposed or purported transferee of shares of any class or series of the Corporation’s capital stock.

(c) In the event that (i) the Corporation requests in writing (in which express reference is made to this Section 5.8) from a beneficial owner of shares of any class or series of the Corporation’s capital stock a Citizenship Statement, and (ii) such beneficial owner fails to provide the Corporation with the requested documentation by the date set forth in such written request, then, to the fullest extent permitted by applicable law: (A)(x) the voting rights of such beneficial owner’s shares of the Corporation’s capital stock shall be suspended, and (y) any dividends or other distributions (upon liquidation or otherwise) with respect to such shares shall be paid into a segregated account, until such requested documentation is submitted in form and substance reasonably satisfactory to the Corporation, subject to the other provisions of this Article V; provided, however, that the Corporation shall have the power, in its sole discretion, to extend the date by which such requested documentation must be provided and/or to waive the application of sub-clauses (x) and/or (y) of this clause (ii)(A) to any of the shares of such beneficial owner in any particular instance; and (B) the Corporation, upon approval by the Board of Directors in its sole discretion, shall have the power to treat such beneficial owner as a Non-U.S. Citizen unless and until the Corporation receives the requested documentation confirming that such beneficial owner is a U.S. Citizen.

(d) In the event that (i) the Corporation requests in writing (in which express reference is made to this Section 5.8) from the transferee or proposed or purported transferee) of, shares of any class or series of the Corporation’s capital stock a Citizenship Statement, and (ii) such Person fails to submit the requested documentation in form and substance reasonably satisfactory to the Corporation, subject to the other provisions of this Article V, by the date set forth in such written request, the Corporation, acting through its Board of Directors, shall have the power, in its sole discretion, (i) to refuse to accept any application to transfer ownership of such shares (if any) or to register such shares on the stock transfer records of the Corporation and may prohibit and/or void such transfer, including by placing a stop order with the Corporation’s transfer agent (if any), until such requested documentation is so submitted and the Corporation is satisfied that the proposed or purported transfer of shares will not result in Excess Shares, and (ii) to treat shares held by such Person as Excess Shares subject to the provisions of this Article V and the remedies provided for herein.

Section 5.09. Severability. Each provision of this Article V is intended to be severable from every other provision. If any one or more of the provisions contained in this Article V is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article V shall not be affected, and this Article V shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained herein.

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Section 5.10. NYSE American Transactions. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of NYSE American LLC or any other National Securities Exchange or automated inter-dealer quotation system for so long as any class or series of the capital stock of the Corporation is listed on the NYSE American or any other National Securities Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V (including, without limitation, the redemption provisions of Section 5.06 applicable to Excess Shares).

Section 5.11. Authority of the Board of Directors with Respect to the Corporation’s Compliance with U.S. Maritime Laws. The Board of Directors may from time to time establish, adopt, or revise by resolution and publicly disclose with respect to any class, classes, or series of Capital Stock any (a) ownership presumption or fair inference rule, (b) rule relating to the determination of which Persons are Beneficial Owners or the determination of a Person’s address or status as a U.S. Citizen, or (c) other comparable policy or procedure that the Board of Directors determines in good faith is necessary or advisable for the Corporation to adopt in order to satisfy and demonstrate compliance with the U.S. Maritime Laws and that is in addition or supplemental to the provisions of this Article V. The Board of Directors shall from time to time by resolution establish and implement appropriate and timely monitoring, counting and related procedures and protocols to facilitate compliance with the U.S. Maritime Laws. The actions and resolutions of the Board of Directors referred to in this Section 5.11 mean those taken at a meeting of the Board of Directors duly convened at which a quorum is present as provided in the DGCL and the Bylaws.

Section 5.12. Applicability. The provisions of this Article V shall apply so long as the operations of the Corporation are subject to the U.S. Maritime Laws.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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Section 6.2. Number, Election and Term.

(a) Subject to the rights of any holder of any series of Preferred Stock to elect directors and the rights granted pursuant to the terms of the Investor Rights Agreement, dated as of [●], 2018 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”), by and among the Corporation, JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“JFL Seller”), and J.F. Lehman & Company, LLC (“JFLCO,” and, together with JFL Seller and each of its respective affiliates, subsidiaries and managed funds and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “JFL”), the number of directors which shall constitute the whole Board shall be the number from time to time fixed by resolution of the Board and which shall be, upon initial filing of this Second Amended and Restated Certificate, seven.

(b) Subject to Section 6.5, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II, and Class III. The Board is authorized to assign the members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three- year term. Subject to Section 6.5, if the number of directors that constitutes the Board is changed, any increase or decrease in directorships shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 6.5, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

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Section 6.3. Newly Created Directorships and Vacancies. Subject to Section 6.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal; provided that for so long as JFL maintains beneficial ownership, in the aggregate, of (x) at least 10% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively in accordance with the Investor Rights Agreement. For the purposes of this Second Amended and Restated Certificate, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 6.4. Removal. Subject to Section 6.5 and the rights granted to JFL under the Investor Rights Agreement, any or all of the directors may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that at any time when JFL beneficially owns, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed from office only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 6.5. Preferred Stock - Directors. Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article VI unless expressly provided by such terms.

Section 6.6. U.S. Citizenship Requirement for Directors. So long as the Corporation is subject to the U.S. Maritime Laws, no more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors (or the portion thereof as the Board of Directors may determine to be necessary under U.S. Maritime Laws in order for the Corporation to continue as a U.S. Citizen) shall be Non-U.S. Citizens.

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ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), (i) the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws for so long as JFL beneficially owns, in the aggregate, at least 10% in voting power of the stock of the Corporation entitled to vote generally in the election of directors and (ii) the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws for so long as JFL beneficially owns, in the aggregate, less than 10% in voting power of the stock of the Corporation entitled to vote generally in the election of directors; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VIII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 8.1. Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the Chief Executive Officer, or the Chairman of the Board; provided, however, that at any time when JFL beneficially owns, in the aggregate, at least 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be promptly called by or at the direction of the Board of Directors or the Chairman of the Board upon the written request of JFL.

Section 8.2. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 8.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

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ARTICLE IX

LIMITED LIABILITY; INDEMNIFICATION

Section 9.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated its duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from its actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 9.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 9.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

EX B-19

(c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE X

CORPORATE OPPORTUNITY

To the fullest extent of law, the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) that are from time to time presented to JFL or any of its officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than the Corporation and its subsidiaries), even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of JFL nor any of its respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Without limiting and in addition to the foregoing, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they or it may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to and without limiting the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the officers or directors of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as an officer or director of the Corporation and such opportunity is one the Corporation is financially able and legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

EX B-20

This ARTICLE X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws of the Corporation, applicable law, any agreement or otherwise.

ARTICLE XI

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in ARTICLE IX, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE XI; provided that notwithstanding any other provision of this Second Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), (i) the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal or adopt any provision as part of this Second Amended and Restated Certificate inconsistent with the purpose and intent of this ARTICLE XI, ARTICLE VI, ARTICLE VII, ARTICLE IX or ARTICLE X for so long as JFL beneficially owns, in the aggregate, at least 10% in voting power of the stock of the Corporation entitled to vote generally in the election of directors and (ii) the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal or adopt any provision as part of this Second Amended and Restated Certificate inconsistent with the purpose and intent of this ARTICLE XI, ARTICLE VI, ARTICLE VII, ARTICLE IX or ARTICLE X for so long as JFL beneficially owns, in the aggregate, less than 10% in voting power of the stock of the Corporation entitled to vote generally in the election of directors.

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ARTICLE XII

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 12.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 12.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XIII

SEVERABILITY

If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (b) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

EX B-22

IN WITNESS WHEREOF, [●] has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

By:
Name:	Christopher Swinbank
Title:	Chief Executive Officer

EX B-23

Exhibit C

FORM OF

AMENDED AND RESTATED BYLAWS
OF

NRC GROUP HOLDINGS CORP. (THE “CORPORATION”)

(Amended and Restated [●], 2018)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the Chief Executive Officer, or the Chairman of the Board; provided, however, that at any time when JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“JFL Seller”), and J.F. Lehman & Company, LLC (“JFLCO”) and each of its respective affiliates, subsidiaries and managed funds and its and their successors and assigns (other than the Corporation and its subsidiaries) (collectively with JFL Seller and JFLCO, “JFL”) beneficially owns, in the aggregate, at least 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be promptly called by or at the direction of the Board of Directors or the Chairman of the Board upon the written request of JFL. For the purposes of these Bylaws, beneficial ownership of shares shall be determined in accordance with Rule 13d- 3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Ex C-1

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Ex C-2

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

Ex C-3

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, designate one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Ex C-4

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a)(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this (a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this (a).

Ex C-5

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this (a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this (a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) (a)shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) (a)or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a)(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a)(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) (a)shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

Ex C-6

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

(d) Notwithstanding anything to the contrary contained in this Section 2.7, for as long as the Investor Rights Agreement remains in effect, JFL shall not be subject to the notice and other requirements set forth in this Section 2.7 with respect to any annual or special meeting of stockholders.

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Except as may be otherwise provided for or fixed pursuant to the Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

Ex C-7

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors or as contemplated by and pursuant to the terms of the Investor Rights Agreement, dated as of [●], 2018 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”), by and among the Corporation, JFL Seller and JFLCO. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

Ex C-8

(c) Notwithstanding anything in Section 3.2(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Ex C-9

(g) Notwithstanding anything to the contrary contained in this Section 3.2, for as long as the Investor Rights Agreement remains in effect, none of JFL nor any JFL Director (as defined in the Investor Rights Agreement) shall be subject to the notice and other requirements and procedures set forth in this Section 3.2 with respect to any annual or special meeting of stockholders.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4. U.S. Citizenship Requirement for Directors. So long as the Corporation is subject to the U.S. Maritime Laws, no more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors (or the portion thereof as the Board of Directors may determine to be necessary under U.S. Maritime Laws in order for the Corporation to continue as a U.S. Citizen) shall be Non-U.S. Citizens.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Ex C-10

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. The Chairman of the Board (if one has been appointed) and any person acting in the absence or disability of the Chairman of the Board shall be a U.S. Citizen. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Ex C-11

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. U.S. Citizenship of Executive Committee Members. No more than a minority of the number of directors necessary to constitute a quorum of any committee of the Board of Directors (or such other portion thereof as the Board of Directors may determine to be necessary under U.S. Maritime Laws in order for the Corporation to continue as a U.S. Citizen) with executive power and authority, which for the sake of clarity excludes the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (such committee or other portion of the Board of Directors being an “Executive Committee”), shall be Non-U.S. Citizens. The chairman of any Executive Committee of the Board of Directors and any other person who chairs a meeting of any Executive Committee of the Board of Directors shall be a U.S. Citizen.

Section 5.3. Available Powers. Any committee established pursuant to Section 5.1, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.4. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.5. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

Ex C-12

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, an executive Chairman of the Board, President, Vice Presidents, Assistant Secretaries, Treasurer and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI or such other authority as may be specifically conferred by the Board upon such election. Such officers shall also have such other powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him by the Board of Directors, including as an officer of the Corporation if so designated. Unless otherwise provided by the Board of Directors, he or she shall preside at all meetings of the Board of Directors. The Chairman of the Board must be a director of the Corporation. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person. The Chairman of the Board shall be a U.S. Citizen.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person. The Chief Executive Officer (by whatever title) shall be a U.S. Citizen.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person. If no Chief Executive Officer has been appointed, the President shall be the Chief Executive Officer and shall be a U.S. Citizen.

Ex C-13

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President provided, however, that no Vice President who is a Non-U.S. Citizen shall have any authority or power, or be authorized to perform the duties, of the Chief Executive Officer in the absence (or inability or refusal to act) of the Chief Executive Officer. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Ex C-14

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

Section 6.5. Citizenship Restriction on Delegation of Authority, Power and Duties. No person who is a Non-U.S. Citizen may exercise or be delegated any authority, power or duties of the Chairman of the Board or the Chief Executive Officer (by whatever title).

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Ex C-15

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Dual Share System.

(a) If the Board of Directors has determined pursuant to the Article V (Compliance with U.S. Maritime Laws) of the Certificate of Incorporation to use a dual share system, the Company shall instruct its transfer agent to maintain two separate stock records for each class or series of its capital stock: (i) a record of shares owned by U.S. Citizens; and (ii) a record of shares owned by Non-U.S. Citizens.

Ex C-16

(b) Certificates and/or book entries (in the case of uncertificated shares) representing shares of each class or series of the capital stock of the Company shall be marked either “U.S. Citizen” or “Non-U.S. Citizen”, but shall be identical in all other respects. Shares owned by U.S. Citizens shall be represented by U.S. Citizen certificates and/or book entries, and shares owned by Non-U.S. Citizens shall be represented by Non-U.S. Citizen certificates and/or book entries. Whether shares are owned by U.S. Citizens or by Non-U.S. Citizens shall be determined in accordance with the Certificate of Incorporation.

Section 7.7. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate (A) any provision of Article V (Compliance with U.S. Maritime Laws) of the Certificate of Incorporation or (B) any other restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.9(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

(c) Without limiting the applicable provisions of the Certificate of Incorporation, shares of any class or series of capital stock represented by a U.S. Citizen certificate and/or book entry, or represented by a Non-U.S. Citizen certificate and/or book entry determined by the Company to be held by or on behalf of a U.S. Citizen, may not be transferred, and shares of any class or series of the capital stock of the Company may not be issued (upon original issuance), to a Non-U.S. Citizen or a holder of record that will hold such shares for or on behalf of a Non-U.S. Citizen if, upon completion of such transfer or issuance, Non-U.S. Citizens, individually or in the aggregate, will own shares of such class or series of the capital stock represented by Non-U.S. Citizen certificates and/or book entries and represented by U.S. Citizen certificates and/or book entries determined by the Company to be held by or on behalf of Non-U.S. Citizens in excess of the applicable Permitted Percentage for such class or series.

Ex C-17

Section 7.8. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.9. Effect of the Corporation’s Restriction on Transfer.

(a) Subject to Section 7.9(c), a written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) Subject to Section 7.9(c), a restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

(c) The provisions of Sections 7.9(a) and (b) above, shall not apply to any of the restrictions and limitations on share transfers and ownership by Non-U.S. Citizens or any other provisions set forth in Article V (Compliance with U.S. Maritime Laws) of the Certificate of Incorporation.

Section 7.10. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Ex C-18

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Ex C-19

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the 8.2 Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66-2/3% of the voting power of all outstanding shares of capital stock of the Corporation.

Ex C-20

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5(a), then such meeting shall not be held at any place.

Ex C-21

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

Ex C-22

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Ex C-23

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

Ex C-24

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Ex C-25

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Definitions of Maritime Law Terms. As used in these Bylaws, the terms “Permitted Percentage”, “Non-U.S. Citizen,” “U.S. Citizen,” and “U.S. Maritime Laws” shall have the same meanings as ascribed to those terms in Article V (Compliance with U.S. Maritime Laws) of the Certificate of Incorporation.

Section 9.16. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, (i) the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws at any time when J.F. Lehman & Company, LLC and its affiliates, subsidiaries and managed funds and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “JFL”) beneficially owns, in the aggregate, at least [●]% in voting power of the stock of the Corporation entitled to vote generally in the election of directors and (ii) the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws at any time when JFL beneficially owns, in the aggregate, less than [●]% in voting power of the stock of the Corporation entitled to vote generally in the election of directors.

Ex C-26

Exhibit D

Affidavit of United States Citizenship
Provided to Hennessy Capital Acquisition Corp. III (the “Company”)

Ex D-1